ASSET PURCHASE AGREEMENT


                             DATED September 3, 1997


                                  By and Among


                            FINLAY ENTERPRISES, INC.,


                        FINLAY FINE JEWELRY CORPORATION,


                                ZALE CORPORATION


                                       and


                               ZALE DELAWARE, INC.

                                Table of Contents
                                -----------------

1.    Certain Definitions..................................................  2

2.    Sale and Purchase of Division Assets.................................  8

3.    Purchase Price for Division Assets and Dillard's
      Inventories.......................................................... 15
      (a)  Division Assets................................................. 15
      (b)   Dillard's Inventories.......................................... 19
      (c)   Allocation of Division Assets Purchase Price................... 22

4.    Merchandise Returns; Repairs; Consignments........................... 22

5.    The Closing; Termination............................................. 25

6.    Assumption of Liabilities; Consents.................................. 27

7.    Representations, Warranties and Covenants of the Parent
      and the Seller....................................................... 33
      (a)   Organization and Standing...................................... 33
      (b)   Authorization.................................................. 34
      (c)   Financial Statements........................................... 36
      (d)   Title to Division Assets; Liens and
            Encumbrances. ................................................. 36
      (e)   Computer System................................................ 38
      (f)   Contracts and Commitments...................................... 38
      (g)   Compliance with Laws........................................... 39
      (h)   Litigation; Decrees............................................ 40
      (i)   Taxes.......................................................... 40
      (j)   Insurance...................................................... 41
      (k)   No Adverse Changes............................................. 42
      (l)   Employees...................................................... 43
      (m)   Benefit Plans.................................................. 45
      (n)   Return Policies; Warranties; No Customer Special
            Orders; Etc.................................................... 45
      (o)   Inventories.................................................... 46
      (p)   Advertising.................................................... 46
      (q)   Department Lease and License Agreements........................ 47
      (r)   Capital Expenditure Commitments................................ 47
      (s)   Assets Necessary to the Business............................... 48
      (t)   Absence of Environmental Liabilities........................... 48
      (u)   Updates........................................................ 49

8.    Representations, Warranties and Covenants of
      Enterprises and the Buyer............................................ 50
      (a)   Organization and Standing...................................... 50
      (b)   Authorization.................................................. 50
      (c)   Litigation..................................................... 51

9.    Certain Employment Matters........................................... 51

                                Table of Contents
                                -----------------

10.   Brokers.............................................................. 52

11.   Indemnification...................................................... 53
      (a)   Indemnification by Enterprises and the Buyer................... 53
      (b)   Indemnification by the Parent and the Seller................... 54
      (c)   Notice of Claim and Assumption of Defense...................... 58
      (d)   Settlement of Claim by an Indemnified Party.................... 60
      (e)   Damages........................................................ 61
      (f)  Exclusive Remedy................................................ 61

12.   Closing Conditions of Enterprises and the Buyer...................... 61

13.   Closing Conditions of the Parent and the Seller...................... 65

14.   Deliveries by the Parent and the Seller on the Closing
      Date................................................................. 68

15.   Deliveries by the Buyer on the Closing Date.......................... 69

16.   Obligations of the Parent and the Seller............................. 69

17.   Confidentiality; Other Covenants..................................... 75

18.   Certain Payments..................................................... 76

19.   Further Assurances................................................... 77

20.   Mail................................................................. 79

21.   Sales, Use and Similar Taxes......................................... 79

22.   Bulk Sales Laws...................................................... 79

23.   Press Releases, Etc.................................................. 79

24.   Miscellaneous Provisions............................................. 80
      (a)   Survival....................................................... 80
      (b)   Notices........................................................ 80
      (c)   Entire Agreement............................................... 81
      (d)   Waiver......................................................... 82
      (e)   Amendments..................................................... 82
      (f)   Execution in Counterparts...................................... 82
      (g)   Successors and Assigns......................................... 82
      (h)   Governing Law.................................................. 83
      (i)   Headings....................................................... 83
      (j)   Severability................................................... 84
      (k)   Expenses....................................................... 84

25.   Special Re-apporionments............................................. 84

                                    Exhibits
                                    --------

Exhibit 3(b)            -    Form of Dillard's Transfer
                               Agreement
Exhibit 12(g)           -    Form of Services Agreement
Exhibit 12(i)(ii)       -    Form of Opinion of Troutman
                               Sanders LLP
Exhibit 12(i)(iii)(a)   -    Form of Bill of Sale
Exhibit 12(i)(iii)(b)   -    Form of Assumption Agreement
Exhibit 13(e)(iv)       -    Form of Opinion of Zimet, Haines,
                               Friedman & Kaplan
Exhibit 14(g)           -    Mercantile Assignment

                                    Schedules
                                    ---------

Schedule 2(a)(i)        -    Marshall Field's Departments
Schedule 2(a)(ii)       -    Parisian Departments
Schedule 2(a)(iii)      -    Mercantile Departments
Schedule 2(a)(iv)       -    Certain Agreements
Schedule 2(a)(xiii)     -    Prepaids, Refunds and Deposits
Schedule 3(b)           -    Seller's Policy re Severance and
                               Retention
Schedule 3(c)           -    Purchase Price Allocation
Schedule 7(b)           -    Consents re: Parent and Seller
Schedule 7(c)           -    Financial Statements
Schedule 7(d)(i)        -    Liens
Schedule 7(d)(ii)       -    Equipment, etc. Locations; Net book
 and)(iii)                     value, etc.
Schedule 7(f)           -    Contracts and Commitments
Schedule 7(g)           -    Permits, Etc.
Schedule 7(h)           -    Litigation; Decrees
Schedule 7(j)           -    Insurance
Schedule 7(k)           -    No Adverse Changes
Schedule 7(l)           -    Employee Matters
Schedule 7(m)           -    Benefit Plans
Schedule 7(n)           -    Diamond Trade-up Policy
Schedule 7(o)           -    Policy re Outlets
Schedule 7(p)           -    Advertising
Schedule 7(q)           -    Locations of Acquired Departments
Schedule 7(r)           -    Capital Expenditures
Schedule 7(s)           -    Necessary Assets; Certain Services
Schedule 8(b)           -    Consents re: Enterprises and Buyer
Schedule 12(c)          -    Requisite Consents for Parent and Seller
Schedule 13(c)          -    Requisite Consents for Enterprises and
                               Buyer
Schedule 16(j)          -    Ad Valorem Tax Estimate

                            ASSET PURCHASE AGREEMENT


            AGREEMENT made and entered into on this 3rd day of September,  1997,

by and among Finlay Enterprises,  Inc., a Delaware corporation  ("Enterprises"),

Finlay Fine Jewelry Corporation,  a Delaware corporation which is a wholly-owned subsidiary of Enterprises  ("Buyer"),  Zale Corporation,  a Delaware corporation

("Parent"),  and  Zale  Delaware,  Inc.,  a  Delaware  corporation  which  is  a wholly-owned subsidiary of Parent ("Seller").


                             W I T N E S S E T H:


     WHEREAS, the Seller currently owns certain assets which are operated as its

Diamond Park Fine Jewelers division (the "Division"); and


     WHEREAS,  the  Division  is engaged in the  business  (the  "Business")  of operating leased fine jewelry departments (each a "Department" and collectively,

the  "Departments")  in  department  stores  owned by  Marshall  Field & Company

("Marshall Field's"),  Parisian,  Inc. ("Parisian"),  Mercantile Stores Company,

Inc. ("Mercantile") and Dillard Department Stores, Inc. ("Dillard's");



     WHEREAS, the Buyer desires to purchase, and the Seller desires to sell, the

"Division Assets" and the "Dillard's Inventories" (as such terms are hereinafter defined), upon the terms and subject to the conditions hereinafter set forth.

     NOW,   THEREFORE,   in   consideration   of  the  foregoing,   and  of  the

representations, warranties, covenants and agreements hereinafter contained, the parties hereby agree as follows:


     1. Certain  Definitions.  The  following  terms,  as used herein,  have the following meanings:


     "AA" has the meaning set forth in Section 3(a)(iii).


     "Acquired Business" has the meaning set forth in Section 2(a)(iv).


     "Acquired Departments" has the meaning set forth in Section 2(a)(iii).


     "Acquisition Proposal" has the meaning set forth in Section 16(h).


     "Assumed Liabilities" has the meaning set forth in Section 6(a).


     "Assumption Agreement" has the meaning set forth in Section 12(i)(iii).

     "Bill of Sale" has the meaning set forth in Section 12(i)(iii).


     "Business" has the meaning set forth in the recitals hereto.


     "Capital Payments" has the meaning set forth in Section 25.


     "Closing" has the meaning set forth in Section 5(a).


     "Closing Date" has the meaning set forth in Section 5(a).


     "Closing Inventory Price" has the meaning set forth in Section 3(a)(i).


     "Code" has the meaning set forth in Section 7(m).


     "Damages" has the meaning set forth in Section 11(a)(i).


     "Department Agreements" has the meaning set forth in Section 2(a)(iii).


     "Department" and  "Departments"  have the meaning set forth in the recitals hereto.

     "Dillard's" has the meaning set forth in the recitals hereto.


     "Dillard's Agreement" has the meaning set forth in Section 2(a)(vii).


     "Dillard's Departments" has the meaning set forth in Section 2(a)(vii).


     "Dillard's Inventories" has the meaning set forth in Section 3(b).


     "Dillard's Inventories Purchase Price" has the meaning set forth in Section

3(b).


     "Dillard's Transfer" has the meaning set forth in Section 3(b).


     "Dillard's Transfer Agreement" has the meaning set forth in Section 3(b).


     "Distribution Center" has the meaning set forth in Section 2(a)(vii).


     "Division" has the meaning set forth in the recitals hereto.

     "Division Agreements" has the meaning set forth in Section 2(a)(iv).


     "Division Assets" has the meaning set forth in Section 2(a).


     "Division  Assets  Purchase  Price"  has the  meaning  set forth in Section

3(a)(i).


     "Division Employees" has the meaning set forth in Section 7(l).


     "Effective Date" has the meaning set forth in Section 7(u).


     "Employee Plans" has the meaning set forth in Section 7(l).


     "ERISA" has the meaning set forth in Section 7(l).


     "Excluded Assets" has the meaning set forth in Section 2(b).


     "Excluded Liabilities" has the meaning set forth in Section 6(b).

     "Financial Statements" has the meaning set forth in Section 7(c).


     "GAAP" has the meaning set forth in Section 3(a)(i).


     "Governmental Entities" has the meaning set forth in Section 7(b).


     "HSR Act" has the meaning set forth in Section 12(f).


     "Indemnified Party" has the meaning set forth in Section 11(c).


     "Indemnifying Party" has the meaning set forth in Section 11(c).


     "Inventories" has the meaning set forth in Section 2(a)(vii).


     "Invoiced Cost" has the meaning set forth in Section 3(a)(iii).


     "Liens" has the meaning set forth in Section 7(d).


     "Marshall Field's" has the meaning set forth in the recital hereto.

     "Marshall Field's Agreement" has the meaning set forth in Section 2(a)(i).


     "Marshall  Field's  Departments"  has the  meaning  set  forth  in  Section
2(a)(i).


     "Maximum Inventory Amount" has the meaning set forth in Section 3(a)(i).


     "Mercantile" has the meaning set forth in the recitals hereto.


     "Mercantile Agreement" has the meaning set forth in Section 2(a)(iii).


     "Mercantile Departments" has the meaning set forth in Section 2(a)(iii).


     "Parent" has the meaning set forth at the head of this Agreement.


     "Parisian" has the meaning set forth in the recitals hereto.


     "Parisian Agreement" has the meaning set forth in Section 2(a)(ii).

     "Parisian Departments" has the meaning set forth in Section 2(a)(ii).


     "Purchase Price" has the meaning set forth in Section 3(b).


     "Seller's Warehouse" has the meaning set forth in Section 2(a)(viii).


     "Services Agreement" has the meaning set forth in Section 12(g).


     "Supplement" has the meaning set forth in Section 7(u).


     "Taxes" has the meaning set forth in Section 6(b)(vii).


     "Tax Returns" has the meaning set forth in Section 7(i).


     "Unassigned Asset" has the meaning set forth in Section 6(c).


     2. Sale and Purchase of Division Assets.
     ----------------------------------------

     (a) Subject to the terms and conditions of this Agreement, at the "Closing"

(as hereinafter defined), the Seller shall sell, convey,  transfer and assign to the Buyer, and the Buyer shall purchase and acquire from the Seller,  all of the

Seller's right,  title and interest to the following  assets owned by the Seller as of the Closing (collectively, the "Division Assets"):

                  (i) that certain Licensed  Department  Agreement,  dated as of

                  January 25, 1994, between the Seller and Marshall Field's,  as amended on July 5, 1996 and  modified  on October 2, 1996 (the

                  "Marshall  Field's  Agreement"),  relating to the operation of the Departments listed on Schedule 2(a)(i) (collectively,  the

                  "Marshall Field's Departments");


                  (ii) that certain Concession and License Agreement, dated June

                  10,  1996,  between  the Seller and  Parisian  (the  "Parisian

                  Agreement"),  relating  to the  operation  of the  Departments listed on Schedule 2(a)(ii) (collectively, the "Parisian

                  Departments");


                  (iii) that certain Concession and License Agreement,  dated as of February 2, 1997,  between the Seller and  Mercantile  (the

                  "Mercantile  Agreement"),  relating  to the  operation  of the

                  Departments  listed on Schedule 2(a)(iii)  (collectively,  the

                  "Mercantile Departments") (the Marshall Field's Agreement, the

                  Parisian Agreement
                  and the  Mercantile  Agreement  are  hereinafter  collectively referred to as the  "Department  Agreements"  and the Marshall

                  Field's   Departments,   the  Parisian   Departments  and  the

                  Mercantile  Departments are hereinafter  collectively referred to as the "Acquired Departments");

                  (iv) the other contracts,  distribution arrangements,  vendor,

                  sales, purchase, advertising and similar agreements, equipment leases,  other  agreements and business  arrangements to which the  Seller  is a  party  and  which  are  used  primarily  in connection with the operation of the Business  relating to the

                  Acquired   Departments  or  Division   Assets  (the  "Acquired

                  Business")  and which are listed on Schedule  2(a)(iv)  hereof

                  (collectively  with the Department  Agreements,  the "Division

                  Agreements"),  except  that the  Buyer  will  succeed  only to agreements and arrangements for the purchase of merchandise on order  (excluding  consignment  merchandise) as at the Closing

                  Date having an "Invoiced Cost" (as hereinafter  defined) of no more than  $17,000,000 in the aggregate,  subject to the terms of Section 25(b) hereof,  provided that the scheduled delivery date therefor is on or before November 30, 1997;

                  (v) all equipment, fixtures, furniture, leasehold improvements

                  and  personal   property  owned  by  the  Seller  and  related

                  exclusively  to,  used  solely by, or located in the  Acquired

                  Departments,   including  without  limitation,  all  counters,

                  countertops,  tables, chairs,  shelving,  countertop fixtures,

                  showcases,  ringholders,  display equipment, jewelry fixtures,

                  mirrors,  floors,  floor  coverings,  signholders  and  signs,

                  lamps,   chandeliers  and  special  lighting  fixtures,   wall

                  coverings,  diamond/cz  checkers,  safes, locks and associated keys  (including,  without  limitation,  department keys, core keys and system-wide keys), alarm system equipment,  telephone equipment,  calculators,  photocopy and  facsimile  equipment,

                  repair and other tools,  other movable  personal  property and special decor, but excluding computer equipment;


                  (vi) to the extent  assignable,  all permits,  certifications,

                  franchises,  licenses, approvals and other authorizations held by the Seller which relate  primarily to the  operation of the

                  Acquired Business;


                  (vii)  subject to the  provisions  of Section 3(a) relating to the Maximum Inventory Amount, all
                  finished  goods  inventories,  comprised  of fine  jewelry and watches,  which  relate  primarily  to  the  operation  of the

                  Acquired Business and are located in the Seller's distribution center in Irving,  Texas (the "Distribution  Center"),  and in

                  the Acquired  Departments  (collectively,  the "Inventories"),

                  but excluding (A) all inventories held on consignment, (B) all inventories  located,  or to be  utilized,  at the leased fine jewelry  departments  in department  stores owned or operated,

                  pursuant to that certain Master License Agreement, dated as of

                  November 4, 1993,  as amended  effective  February 1, 1995 and

                  February  1,  1997,  between  the Seller  and  Dillard's  (the

                  "Dillard's   Agreement"),   by  the  Seller  (the   "Dillard's

                  Departments"),  which  inventories  are not to be  transferred pursuant  to this  Section  2(a) but shall be  subject  to the

                  terms  and   conditions   of  Section  3(b)  below,   (C)  all

                  inventories  which are damaged  (whether or not under  repair)

                  and not  saleable  in the  ordinary  course of business of the

                  Acquired  Business,  (D) all  inventories at locations  owned,

                  operated  or  otherwise  controlled  by  or  for  any  of  the

                  Division's  vendors  and (E) all  goods  in  transit  from any vendor to the Seller on the Closing Date;

                  (viii) all supplies,  spare and replacement  parts,  findings,

                  batteries,   watch  straps  and  bands,   product  attachments

                  (including, without limitation, watch bezels), bags, watch and jewelry  boxes,  supplies  furnished  by host  stores,  cases,

                  packing materials, watch warranty and instruction booklets for each watch  included in  Inventories,  sales  checks and other forms,  business  cards  and  thank you  notes,  cleaning  and

                  polishing   materials  and  cloths  located  in  the  Acquired

                  Departments  and in the Seller's  warehouse  in Irving,  Texas

                  ("Seller's  Warehouse") which are used primarily in connection with the operation of the Acquired Business;



                  (ix) all of the Seller's data,  trade secrets and confidential information  exclusively  related  to  the  operation  of  the

                  Acquired Business, if any;



                  (x) all  goodwill  relating to the  operation  of the Acquired

                  Business,   if  any,  and  all   advertising  and  promotional

                  materials and all other printed or written materials primarily

                  used  in  connection   with  the  operation  of  the  Acquired

                  Business;



                  (xi) all of Seller's books and records  relating solely to the operation of the Acquired Business,
                  including  inventory  records  and lists  (including,  without

                  limitation,   all  diamond  count  books  in  respect  of  the

                  Division), price lists, marketing information,  sales records,

                  records (if any)  pertaining to customers  and  accounts,  tax records,  lists and records pertaining to suppliers and copies of all books,  ledgers,  files and business  records  relating solely to the operation of the Acquired Business;



                  (xii) to the extent assignable,  dedicated  telephone lines in respect of equipment at the Acquired Departments;



                  (xiii) all  prepayments  and  prepaid  expenses,  refunds  and deposits,  relating primarily to the operation of the Acquired

                  Business and of the type set forth on Schedule 2(a)(xiii); and



                  (xiv) all petty cash on hand at the Acquired Departments as at the Closing.



            (b)  Notwithstanding  the  provisions  of Section  2(a)  above,  the parties  agree that the Division  Assets shall not include any of the  following assets (the "Excluded Assets"):

                  (i) cash and cash equivalent  items and bank accounts,  except petty  cash  on  hand at the  Acquired  Departments  as at the

                  Closing;



                  (ii)  accounts receivable or other receivables;


                  (iii) any assets located in the Dillard's Departments, or used primarily in  connection  with the  operation of the Dillard's

                  Departments;



                  (iv) any  computer  equipment  or  computer  software  used in connection with the operation of the Business;



                  (v) Seller's rights under or pursuant to this Agreement;



                  (vi) Seller's employee files and records;



                  (vii) Seller's employee and operating manuals; and



                  (viii)  any of  Seller's  assets  which  are not  specifically listed in Section 2(a) above.

            3. Purchase Price for Division Assets and Dillard's Inventories. (a)

Division  Assets.  (i) The  purchase  price  for the  sale and  transfer  of the

Division  Assets (in  addition  to the  assumption  by the Buyer of the  Assumed

Liabilities)  shall be the sum of: (A) the "Closing Inventory Price" (determined in the manner set forth in subsection  (iii)  below),  such amount not to exceed

$53,200,000  in  the  aggregate  (the  "Maximum  Inventory  Amount");   (B)  the

amortized/depreciated  cost of fixed or capital  assets  located in the Acquired

Departments,  as  reflected  on the books and  records  of the  Seller as of the

Closing Date and  determined in accordance  with generally  accepted  accounting principles,  consistently applied ("GAAP"), such amount not to exceed $4,348,347 in the  aggregate,  subject to the  provisions of Section 25(a) hereof;  (C) the aggregate amount of petty cash at the Acquired  Departments,  the amount thereof to be  determined  by the  parties at the time the  Inventories  are counted and reconciled in accordance  with Section  3(a)(iii);  (D) the aggregate  amount of prepayments,  prepaid  expenses,  refunds  and  deposits  assigned  to the Buyer pursuant  to Section  2(a)(xiii)  as  reflected  on the books and records of the

Seller as of the Closing Date and  determined in accordance  with GAAP;  (E) the aggregate  amount of the items sold to the Buyer pursuant to Section  2(a)(viii)

hereof  which are located at the Seller's  Warehouse,  as reflected on the books and records of the Seller as of the Closing Date and  determined  in  accordance with  GAAP,  such  amount  not to  exceed  $125,000  in the  aggregate;  and (F)

$2,400,000 (collectively, the "Division Assets Purchase Price").

            (ii) Subject to the terms and conditions  hereof, the Buyer will pay and deliver the Division Assets Purchase Price, and any amount to be paid by the

Buyer  pursuant to Section 4(b)  hereof,  to the Seller at the Closing by a wire transfer of immediately  available funds to such bank account as the Seller will direct.



            (iii) Buyer and Seller  shall in good faith  calculate  the Division

Assets Purchase Price in accordance herewith.  The Closing Inventory Price shall be based on a  physical  count of the  Inventories  ("Inventories  Count") to be conducted by  representatives  of the Buyer and the Seller and may be supervised or  observed,  if  requested  by either  Buyer or Seller (and at the  requesting party's sole expense),  by Arthur  Andersen LLP ("AA"),  as brought  forward and adjusted  (utilizing  perpetual inventory records) through the close of business on the day before the Closing to reflect sales of merchandise by the Division at the  Acquired  Departments.  It is  acknowledged  and agreed  that all  expenses incurred by and all sales made by the Acquired Business on and after the Closing

Date shall be for the account and  benefit of the Buyer.  The Closing  Inventory

Price shall be determined based on the Seller's cost for such Inventories  using the retail method FIFO and in accordance  with GAAP as reflected on the Seller's books  and  records  (including  capitalized  freight  in and  freight  out  and advertising and other loads) ("Invoiced Cost"). With respect to such advertising and  other  loads  excluding  freight  in and  freight  out  (collectively,  the

"Loads"), the amount by which such Loads exceed $1,100,000 (the "Excess Costs") will be excluded from the inventory valuation,  and, therefore,  the Closing Inventory Price. In connection with the calculation of the Closing  Inventory  Price,  the Buyer and AA, if requested by the Buyer,  will have  reasonable  access to all requisite  accounting and other records of Seller and to the Acquired  Departments,  the Distribution Center and

Seller's  Warehouse,  if  necessary.   The  parties  will  commence  taking  the

Inventories  Count no later than 14 days prior to the scheduled Closing Date and will use their  respective  best efforts to complete said count by no later than

72 hours prior to Closing.  In any event,  the actual  Inventory  Count shall be completed  prior to Closing.  During the taking of the  Inventories  Count,  the parties  shall  exclude any damaged  merchandise,  and such damaged  merchandise shall not be  included  in the  Inventories  transferred  hereunder.  During the period after  commencement  of the  Inventories  Count and ending on the Closing

Date, the parties' representatives at the Acquired Departments shall endeavor to agree upon which merchandise is damaged and if such representatives cannot agree on whether particular  merchandise is damaged, the merchandise in question shall be forwarded to the  Distribution  Center where  representatives  of the parties will again analyze said merchandise and endeavor to agree upon which merchandise is  damaged  prior to the  Closing.  If the  parties  cannot  agree  upon  which merchandise is damaged at least twenty-four (24) hours prior to the Closing, the parties shall submit such matter to John James of Lone Star Liquidators (or such other third party as may be mutually agreed upon by the parties) for review and resolution, with the fees and expenses thereof to be shared equally  by the  parties;  and any  determination  by John  James (or such other party) shall be final and binding upon the parties.  The parties  agree that the

Closing  shall occur only after the Inventory  Count has been  completed and all matters in respect of damaged  merchandise are resolved in accordance  herewith.

In the event the Closing  Inventory  Price is  determined to be in excess of the

Maximum  Inventory  Amount,  then,  for  purposes  of this  Agreement,  the most recently  acquired  Inventories  having an aggregate  Invoiced Cost equal to the

Maximum Inventory Amount, as determined pursuant to this subparagraph,  shall be the only Inventories included in the Division Assets;  provided,  however,  that

Buyer shall have the option of purchasing any such excess  Inventories  pursuant hereto by increasing  the Division  Assets  Purchase Price by an amount equal to the  Invoiced  Cost of  such  excess  Inventories  (in  which  case  the  excess

Inventories purchased by Buyer shall be included in the Division Assets).



            (b) Dillard's  Inventories.  The Seller will continue to operate all of the Dillard's  Departments until the expiration of the Dillard's Agreement on

January 31, 1998.  Subject to the terms and  conditions  contained  herein,  the

Seller agrees to sell,  convey,  transfer,  assign and deliver to the Buyer, and the Buyer  agrees to  purchase  and  acquire  from the  Seller  (the  "Dillard's

Transfer"),  on  February  27,  1998 (or on such other date as the Buyer and the

Seller shall mutually agree), all finished goods inventories, comprised of fine jewelry and watches, of the Division located at the Dillard's

Departments as of January 31, 1998 (the "Dillard's Inventories"),  but excluding

(i) all inventories held on consignment,  (ii) all inventories which are damaged

(whether  or not  under  repair)  and not  saleable  in the  ordinary  course of business  (iii) all  inventories  at  locations  owned,  operated  or  otherwise controlled by or for any of the Division's vendors and (iv) all goods in transit from any vendor to the Seller on the date of closing of the Dillard's  Transfer.

No other assets  shall be the subject of the  Dillard's  Transfer.  The purchase price for the sale and transfer of the  Dillard's  Inventories  (the  "Dillard's

Inventories  Purchase Price" and when referred to collectively with the Division

Assets  Purchase Price,  the "Purchase  Price") shall be the Invoiced Cost (such anount not to exceed  $4,950,000 in the aggregate)  thereof (as reflected on the

Seller's  books and records  based on the retail  method FIFO and in  accordance with  GAAP),  and the Buyer  shall pay and  deliver  the  Dillard's  Inventories

Purchase Price to the Seller at the closing of the Dillard's  Transfer by a wire transfer of immediately  available funds to such bank account as the Seller will direct; provided,  however, that, the Invoiced Cost of the Dillard's Inventories shall include only Loads in respect  thereof up to the amount,  if any, by which

Loads for the Inventories  transferred  pursuant to Section  2(a)(vii) hereof is less than  $1,100,000.  The Seller  shall  arrange to have all of the  Dillard's

Inventories from said departments moved to, and organized for inspection at, the

Distribution Center by February 15, 1998;

such  merchandise  shall be sorted by  category/class  (for  example,  diamonds,

watches,  gold and gemstones) and a corresponding list thereof shall be provided to the Buyer not later  than such date.  Not later  than  three days  before the closing of the Dillard's Transfer (or at such other time as Buyer and Seller may agree), Buyer and Seller shall in good faith calculate the Dillard's Inventories

Purchase Price in accordance herewith.  The Dillard's Inventories Purchase Price shall be based on a physical count of the Dillard's  Inventories as of such date to be  conducted  by  representatives  of the Buyer and the Seller and as may be supervised  or  observed,  if  requested  by either  Buyer or Seller (and at the requesting  party's  sole  expense),  by AA,  in a  manner  consistent  with the procedures  (including  matters  concerning  damaged  merchandise)  set forth in

Section  3(a)(iii).   In  connection  with  the  calculation  of  the  Dillard's

Inventories  Purchase  Price,  the Buyer and AA, if  requested by the Buyer will have reasonable  access to all requisite  accounting and other records of Seller and to the Distribution Center, if necessary. In the event Dillard's Inventories

Purchase Price is determined to be in excess of  $4,950,000,  then, for purposes of this Agreement,  the most recently acquired  Dillard's  Inventories having an aggregate  Invoiced Cost of $4,950,000  shall be the only Dillard's  Inventories sold to Buyer hereunder;  provided, however, that Buyer shall have the option of purchasing any such excess Dillard's  Inventories  pursuant hereto by increasing the Dillard's Inventories Purchase Price by an amount equal to the Invoiced Cost of such excess Dillard's Inventories (in which case the excess merchandise purchased by Buyer shall be included in the

Dillard's  Inventories).  In addition, the Buyer agrees to reimburse the Seller,

subject to the terms hereof, for severance pay and "retention pay" for group and regional managers and field personnel of the Seller employed at or in respect of the Dillard's  Departments  at any time between the Closing Date and the date of closing of the Dillard's Transfer;  provided,  however,  that the amount of such reimbursement  shall  not  exceed  the sum of  $900,000  in the  aggregate.  The severance and  retention  amounts to be  reimbursed  hereunder  shall be paid in accordance with the Seller's policy  described on Schedule 3(b). At the Closing,

the parties shall  execute and deliver to each other an agreement  substantially

in  the  form  of  Exhibit  3(b)  attached  hereto  (the   "Dillard's   Transfer

Agreement").



            (c) Allocation of Division Assets Purchase Price. The parties hereto shall allocate the Division  Assets  Purchase Price in accordance  with Schedule

3(c). Buyer and Seller agree to file Form 8594 and all required federal,  state,

local and foreign Tax Returns (as  hereinafter  defined) in accordance with such allocation  schedule.  The  parties  also agree that the  Dillard's  Inventories

Purchase  Price shall be allocated in respect of the  Dillard's  Inventories  in accordance with the Seller's Invoiced Cost therefor (and that they will file all applicable Tax Returns in accordance therewith).

            4. Merchandise Returns; Repairs;  Consignments.  (a) With respect to any merchandise sold at the Acquired Departments prior to the Closing, the Buyer agrees to follow and adhere to the corresponding  Department's  policy regarding returns, credits and refunds. The Parent and the Seller shall have no obligation to reimburse Buyer for any credits or refunds given by Buyer with respect to any such returned  merchandise,  and Buyer shall be entitled to resell such returned merchandise  without paying any additional  consideration  therefor to Parent or

Seller.



            (b) Without  limiting the generality of any other provisions of this

Agreement, it is acknowledged and agreed that the Division Assets do not include any damaged  merchandise,  regardless of whether any such  merchandise  is under repair (or to be repaired).  With respect to any customer property  delivered to an Acquired  Department  prior to the Closing for repair,  the parties  agree as follows.  The repair of such customer  property shall be at the cost and expense of the Seller. On the Closing Date, the Seller shall deliver to the Buyer a list of all customer  items under repair (or to be repaired),  which were received by the  Seller  during the  90-day  period  prior to the  Closing  Date,  including information  regarding  the original  date the  merchandise  was received by the

Seller and the sales dollar  amount  expected by the Seller to be realized  from such repairs.  With respect to any of such items being repaired (or delivered to a third party for repair) by the Seller as of the  Closing,  the Buyer shall pay to the

Seller at the Closing an amount equal to fifty  percent  (50%) of the  aggregate sales  dollar  amount so  specified,  it being  agreed  that Buyer  shall not be required  to pay any  amounts in respect of items  repaired by or for the Buyer.

The Seller  shall  transfer to the Buyer at Closing all of the  Seller's  right,

title and interest in and to all customer  items under repair or to be repaired.

It is agreed  that the Buyer  shall not be  required  to pay to the  Seller  any amount with respect to any customer items under repair (or to be repaired) which were  received by the Seller  prior to the  commencement  of the  aforementioned

90-day period, however, the Seller shall transfer to the Buyer at Closing all of the  Seller's  right,  title and  interest  in and to all such  customer  items.

Promptly  after  the  Closing,  the  Seller  shall  deliver  to Buyer all of the customer  items  held by it on  behalf  of the  Acquired  Business  for  repair,

together with a list thereof. As to any items not repaired by or for the Seller,

the Buyer shall make or arrange for the repair thereof in the ordinary course of business of the Acquired Business.


            (c) Seller  will  return  all  merchandise  located in the  Acquired

Departments  and held on consignment to the  appropriate  owner thereof prior to the Closing,  unless Buyer notifies Seller, by September 17, 1997, that it wants to  retain  any such  merchandise  on a  consignment  basis and the owner of the merchandise  consents  thereto,  in which case such specified  merchandise shall remain in
the corresponding  Acquired Department after the Closing (with Buyer to be named as replacement consignee in respect thereof).



            5.    The Closing; Termination.



            (a) Provided that all of the conditions contained in Sections 12 and

13 hereof have been satisfied or waived in accordance therewith,  the closing of the  transactions  contemplated  hereby  involving  the transfer of the Division

Assets  (the  "Closing")  shall  take  place at the  offices  of Zimet,  Haines,

Friedman & Kaplan,  at 10:00 a.m. local time on October 6, 1997 or at such other time and on such date as the parties  hereto shall agree.  The date on which the

Closing occurs shall be the "Closing Date".



            In the event that at any time after the Closing any further  actions are deemed  necessary by either Buyer or Seller in its reasonable  discretion to carry out the purposes of this Agreement,  the appropriate  party shall take all such actions, without receiving any additional consideration therefor.



            (b) Anything contained herein to the contrary notwithstanding,  this

Agreement may be terminated and the transactions  contemplated  hereby abandoned at any time prior to the Closing, as follows:

                  (i)  by mutual written consent of all the parties

                  hereto;



                  (ii) by written notice of  Enterprises or the Buyer,  if there

                  shall   have  been  a   material   breach  of  any   covenant,

                  representation  or  warranty  hereunder  by the  Seller or the

                  Parent,  and such breach shall not have been  remedied  within ten  business  days after  receipt of a notice in writing from

                  Enterprises or the Buyer  specifying the breach and requesting such be remedied;



                  (iii) by written notice of the Parent or the Seller,  if there

                  shall   have  been  a   material   breach  of  any   covenant,

                  representation  or warranty  hereunder by  Enterprises  or the

                  Buyer, and such breach shall not have been remedied within ten business days after receipt of a notice in writing from Parent or the Seller  specifying  the breach and  requesting  such be remedied;



                  (iv) by any party hereto,  if the Closing does not occur on or prior to October 6, 1997; or



                  (v) by  Enterprises  or the  Buyer  at any  time on or  before

                  September 10, 1997, by delivering a written termination notice to the Parent or the Seller in the event

                  Enterprises  or  the  Buyer  is not  satisfied  with  its  due diligence  review  of  the  Division,  the  Business  and  the

                  Division Assets.



If this Agreement is terminated  and the  transactions  contemplated  hereby are abandoned as described in this Section 5, this  Agreement  shall become void and of no further force and effect,  except for the provisions of Sections 18 and 24

(including,  without limitation,  the requirement that each party shall bear its own fees and  expenses,  except as otherwise  expressly set forth  herein),  but excluding Section 24(a) (regarding survival of representations).


            6.    Assumption of Liabilities; Consents.



            (a) Subject to the conditions specified in this Agreement, the Buyer hereby agrees to assume at the Closing and to thereafter fully pay and discharge in a timely manner the following  liabilities  and obligations of Seller (all of which  relate  primarily  to the  operation  of the  Acquired  Business  and are hereinafter referred to as the "Assumed Liabilities"):



                  (i)  the  Seller's   liabilities  and  obligations  under  the

                  Division Agreements;  provided, however, that Buyer shall have

                  no   liability   or   responsibility   for,  and  the  Assumed

                  Liabilities shall not include,
                  any  liability  or  obligation   arising  under  any  Division

                  Agreement  arising or resulting from any breach thereof by the

                  Seller or other  failure to perform as required  thereunder on or prior to the Closing,  and provided,  further,  that in the event the Buyer elects, in its sole discretion,  to assume any

                  liabilities  and  obligations   with  respect  to  "on  order"

                  merchandise,  if any, in excess of the  $17,000,000  aggregate amount assigned  pursuant to Section  2(a)(iv) (as such amount may be adjusted pursuant to Section 25(b) hereof),  then, upon notice thereof from the Buyer to the Seller,  such liabilities and  obligations  shall be  deemed to be  Assumed  Liabilities hereunder; and



                  (ii) the  Seller's  liabilities  and  obligations  for capital expenditures  and other costs to be paid after the date hereof for the acquisition,  renovation or repair of fixed or capital assets of the Acquired Business;  provided,  however, that the maximum amount of such  liabilities and  obligations  incurred prior to the Closing  but to be paid after the  Closing  shall not exceed $639,518 in the aggregate.

            (b) Except as and to the extent otherwise expressly provided in this

Agreement,  the Buyer has not agreed to pay, shall not be required to assume and shall not have any  liability or  obligation,  direct or  indirect,  absolute or contingent,  known or unknown, of the Seller or the Division or any other person or entity, the assumption of which by the Buyer is not expressly provided for in this Agreement ("Excluded Liabilities"), including without limitation;



                  (i) all accounts payable, accrued expenses and liabilities for inventories  and  services,  owed by the Seller in  connection with the Business  arising  prior to the  Closing,  including,

                  without  limitation,  any and all charges from, or other costs and  expenses  payable  to, host  stores  (reflected  on store statements  or  otherwise)  in respect of the operation of the

                  Business by the Seller prior to the Closing;



                  (ii)  all  liabilities  relating  to the  Business  from or in respect of  merchandise  sold on or before the  Closing  Date,

                  except for returns of  merchandise  to the extent  provided in

                  Section 4;

                  (iii) all  liabilities  relating to the Dillard's  Departments

                  (except as otherwise  expressly  set forth herein with respect to severance pay);



                  (iv) any claims  relating to periods prior to the Closing Date relating to or arising under any Employee Plan (as hereinafter defined),  including,  without  limitation,  accrued  vacation benefits, severance benefits (except as otherwise set forth in

                  Section  3(b)),  medical  costs,  reimbursement  plans and the like, any claims  relating to the  termination of any employee benefits or Employee Plan of any type or nature on or prior to the  Closing  Date or claims  relating to the  termination  of employment of any employee of the Acquired  Departments  on or prior to the Closing Date, including,  without limitation, (A)

                  claims  arising under any  applicable  law in connection  with payments to  terminated  employees and judgments and penalties in respect  thereof,  and (B) any obligations to any employees or  former  employees  of  the  Acquired  Business  under  The

                  Consolidated Omnibus Budget Reconciliation Act of 1985;



                  (v) any claims  made by any  employee  or former  employee  of

                  Seller relating to: employment prior to
                  the Closing;  any incident or event occurring  during the term of  employment  by Seller of any employee or former  employee,

                  whether or not such  employee is later  employed by the Buyer;

                  or any injury  suffered or illness  contracted or any exposure to any  substance or condition by any such  employee or former employee while so employed;



                  (vi) any  liability  or  obligation  arising  out of any other cause of action or judicial or  administrative  action,  suit,

                  proceeding  or  investigation  relating to an event  occurring prior to the Closing Date;



                  (vii) any liability or obligation of Seller (and other persons

                  (excluding  Enterprises and the Buyer), if Seller is liable by law or  contract  for Taxes  owed by such  other  persons)  in respect of any federal, state, local, or foreign income, gross receipts,  license,  payroll,  employment,  excise, severance,

                  stamp,  occupation,   premium,   customs  duties,   franchise,

                  profits,   withholding,    social   security   (or   similar),

                  unemployment,  disability,  real property,  personal property,

                  sales,  use,  transfer,  value  added,  alternative  or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not (a "Tax"

                  or collectively "Taxes");



                  (viii) any  liability or  obligation of Parent or Seller under this Agreement; and



                  (ix) all other  liabilities or obligations of Parent or Seller not  acquired  or  assumed  by  the  Buyer  pursuant  to  this

                  Agreement.



            (c) The  parties  shall use their  reasonable  efforts to obtain any necessary consent in respect of the transactions contemplated by this Agreement.

To the extent that any  contract  (other than a Department  Agreement),  permit,

license or other asset  included in the Division  Assets is not capable of being assigned or transferred  without the consent or waiver of a third party (whether or not a Governmental  Entity),  and the parties agree to close the transactions contemplated  hereby  without such consent or waiver,  this  Agreement  (and any related  documents  delivered at the Closing)  shall not constitute an actual or attempted assignment or transfer thereof unless and until such consent or waiver of such third party has been duly  obtained or such  assignment  or transfer has otherwise  become lawful (any lease,  contract,  permit,  license or other asset otherwise included in the Division Assets and not assigned or transferred as a result of this Section 6(c) is hereinafter referred to as an "Unassigned Asset").



                  To the extent that the  consents  and  waivers  referred to in this  Section  6(c)  are  not  obtained  prior  to the  Closing,  or  until  the impracticalities  of transfer  referred to therein are  resolved,  Seller shall,

upon Buyer's request and at Buyer's sole expense,  use its reasonable efforts to

(A) provide or cause to be provided to the Buyer the benefits of any  Unassigned

Asset,  (B) cooperate in any  arrangement,  reasonable and lawful as to both the

Seller and the Buyer,  designed  to provide  such  benefits to the Buyer and (C)

enforce for the account of the Buyer any rights of the Seller  arising from such

Unassigned  Asset,  including all rights to  indemnification,  insurance and the right to elect to terminate in accordance  with the terms thereof,  in each case after  consulting  with and upon the advice and  direction of the Buyer.  To the extent  necessary  to  effect  the  foregoing,  the  Seller  agrees  to make its personnel,  and applicable books and records,  reasonably available to the Buyer in order to effect all  actions  reasonably  required to be taken by the Sellers under this Section 6(c).



            7.  Representations,  Warranties and Covenants of the Parent and the

Seller.  The Parent and the Seller  jointly and severally  represent and warrant to, and covenant with, Enterprises and the Buyer as follows:

            (a) Organization and Standing. The Division is owned and operated by the Seller.  Each of the Parent and the Seller is a corporation  duly organized,

validly  existing and in good standing  under the laws of the State of Delaware.

The Seller has full corporate power and authority necessary to enable it to own,

lease or otherwise  hold its  properties and assets and to carry on its business as presently  conducted  consistent  with past  practice.  The Seller is in good standing  and duly  qualified to do business in each  jurisdiction  in which the nature of the  Acquired  Business  or the  ownership,  leasing or holding of the

Division Assets makes such qualification necessary.



            (b) Authorization. Each of the Parent and the Seller has full right,

power and authority to enter into this Agreement and to perform its  obligations hereunder.  All corporate acts and other proceedings required to be taken by the

Parent and the Seller to authorize the  execution,  delivery and  performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken.  This Agreement has been duly and validly executed and  delivered  by each of the Parent and the  Seller and  constitutes  a legal,

valid and binding  obligation of such party,  enforceable in accordance with its terms  (except as limited by  bankruptcy,  insolvency  and other laws of general application  relating to the  enforcement  of  creditors'  rights and by general equitable  principles).  Except as set forth in Schedule 7(b) hereto, no consent of any lender, trustee, security holder or any other person or entity is required to be obtained by the Parent or the

Seller in  connection  with the  execution,  delivery  and  performance  of this

Agreement by the Parent and the Seller and the  consummation of the transactions contemplated  hereby,  except where the failure to obtain such consent would not have a material adverse effect on the Acquired Business.  Except as set forth in

Schedule 7(b) hereto, the execution,  delivery and performance of this Agreement by the Parent and the Seller:  (i) does not violate or constitute a breach of or default under any  contract,  agreement or commitment to which the Parent or the

Seller  is a party,  under  which it is  obligated  or to which it or any of the

Division Assets are subject,  except where such breach or default would not have a material  adverse effect on the Acquired  Business;  (ii) does not violate any judgment,  order, statute, rule or regulation to which the Parent, the Seller or the Division Assets is subject,  or the certificate of  incorporation or by-laws of the Parent or the  Seller;  and (iii) will not result in the  creation of any lien,  charge  or  encumbrance  on any  of  the  Division  Assets  other  than a

"Permitted Lien" (as hereinafter defined). Except as set forth on Schedule 7(b),

no consent,  approval,  license,  permit,  or authorization of, or registration,

declaration  or  filing  with,  any  federal,  state,  local or  foreign  court,

administrative  or  regulatory  agency  or  commission  or  other   governmental

authority  or   instrumentality,   or  any  arbitral   tribunal   (collectively,

"Governmental  Entities") or any other third party is required to be obtained or made by or with respect to the Parent or the Seller in connection with the execution and delivery of this Agreement or the consummation by the Parent and the Seller of the transactions contemplated hereby.



            (c) Financial Statements.  Attached hereto as Schedule 7(c) are true and correct copies of the following (collectively,  the "Financial Statements"):

the unaudited  balance sheet of the Division as at July 31, 1996 and the related statement of operations of the Division for the year ended July 31, 1996 and the unaudited  balance  sheets of the  Division  as at July 31, 1997 and the related statement  of  operations  for the year  ended  July  31,  1997.  The  Financial

Statements  fairly present in all material  respects the financial  condition of the Division at the dates  thereof and the results of operations of the Division for the fiscal  periods  reported upon thereon,  and were prepared in accordance with generally accepted  accounting  principles in a manner consistent with past practices  in respect of the  Division.  The Parent and the Seller  will use all reasonable  efforts  to provide in a timely  manner  all  financial  information requested  by the Buyer  which  the Buyer  deems  necessary,  in its  reasonable discretion,  in connection with the preparation of its financial  statements and supplemental  information with respect thereto for GAAP and regulatory purposes,

including without limitation  Securities and Exchange Commission purposes;  such information  will be provided only if it is available.  The expense of providing such financial information will be borne solely by the Buyer.

            (d) Title to Division Assets; Liens and Encumbrances. (i) The Seller

has, or on the Closing Date will have,  good and marketable  title to and is the sole owner of (or has valid and  enforceable  leases for) the  Division  Assets.

Except as set forth on Schedule 7(d)(i), all of the Division Assets are free and clear of any and all claims, liens, encumbrances, security interests, judgments,

and charges of every nature whatsoever (collectively,  "Liens"). At the Closing,

the Buyer  shall  acquire all the  Division  Assets free and clear of all Liens,

except  for liens  for Taxes  which  have been  accrued  but are not yet due and payable  (it being  agreed  that  Seller  shall  maintain  appropriate  reserves therefor  and shall pay such Taxes when due) and security  interests  arising by law in favor of vendors in respect of the purchase of inventory (it being agreed that all invoices of such vendors in respect thereof shall be paid by the Seller in the ordinary course of business) (collectively, the "Permitted Liens").



            (ii) No assets of the Division  have been disposed of since July 31,

1996,  except in the  ordinary  course of  business  of the  Division.  Schedule

7(d)(ii) sets forth the locations of all of the equipment,  furniture,  fixtures and other tangible  personal  property and leasehold  improvements of the Seller relating to the Acquired  Departments.  All of such tangible  personal  property

(other than the  Inventories  which are  addressed  in Section  7(o) hereof) are being sold "AS IS, WHERE IS." Schedule  7(d)(iii) sets forth the net book value,

and estimated useful life, of the
fixtures  located in the  Acquired  Departments  as  reflected  on the books and records of the Seller as of the date hereof, determined in accordance with GAAP;

provided, however, that no representation or warranty as to the accuracy of such estimated  useful life is made hereby.  True and correct  copies of the purchase records in respect of such  property (to the extent the Seller has such records)

have been provided to the Buyer.  Any leased personal  property  included in the

Division  Assets is in all material  respects in the condition  required of such property  by the  terms of the  leases  applicable  thereto.  All cash  register equipment  used in  Acquired  Departments  are  provided  by  Marshall  Field's,

Parisian and Mercantile pursuant to the Department Agreements.



            (e)  Computer  System.  The Division  utilizes the Seller's  central system computer hardware and software programs, data and related materials.



            (f) Contracts and Commitments.  Except as set forth in Schedule 7(f)

hereto, neither the Parent nor the Seller, primarily in respect of the Division,

is a party to any written (i) lease or license  agreement or  arrangement;  (ii)

agreement  with any  vendor  or other  supplier;  (iii)  royalty,  distribution,

agency,  territorial  or license  agreement;  (iv)  contract or  agreement  (for employment  or otherwise)  with any officer,  employee,  director,  professional person or firm,  independent  contractor or advertising  firm or agency which is not terminable at will by Seller on not more than

30 days' notice  without  payment or other  penalty;  (v) contract or collective bargaining  agreement with any labor union or representative of employees;  (vi)

commitment, contract or agreement guaranteeing the payment or performance of the obligations  of any  other  person  or  entity;  or (vii)  material  commitment,

contract  or  agreement  not made in the  ordinary  course  of  business  of the

Division.   Except  as  set  forth  on   Schedule   7(f),   there  are  no  oral

understandings,  arrangements or agreements to which the Parent or the Seller in respect of the Division is bound or which modify any of the Division Agreements,

except to the extent such understandings, arrangements or agreements do not have a material adverse effect on such Division  Agreement or the Acquired  Business.

Each of the Division Agreements is a valid and subsisting contract in full force and  effect  without  modification  and each of the  Parent  and the  Seller has performed in all material respects all of its obligations thereunder and, to the knowledge of the Parent and the Seller,  each other party  thereto has performed in all material respects all obligations  required to be performed by it and, to the  knowledge of the Parent and the Seller,  no default or event of default has occurred and is continuing thereunder. A true and complete copy of each Division

Agreement has been provided to the Buyer.



            (g) Compliance with Laws. To the knowledge of each of the Parent and the Seller,  it has fully complied with, and is not in default under,  any laws,

regulations or orders applicable to the

Division  Assets or the  Acquired  Business,  except to the extent that any such noncompliance  or  default  would  not have a  material  adverse  effect  on the

Acquired Business.  Schedule 7(g) lists the material permits, licenses, consents and  authorizations,  whether  federal,  state,  or  local,  held by the  Seller primarily relating to the operation of the Acquired Business.



            (h) Litigation; Decrees. Except as set forth on Schedule 7(h), there are no  actions,  suits,  proceedings  or  investigations  pending  (or,  to the knowledge of the Parent and the Seller, threatened) against the Parent or Seller or,  to the  knowledge  of the  Parent  and  the  Seller,  any of its  officers,

directors,  employees,  agents  or  affiliates  in their  capacities  as such in respect  of  the  operation  of  the  Division,  in  any  court  or  before  any

Governmental  Entity.  Except  as set  forth  in  Schedule  7(h),  there  are no outstanding judgments,  orders,  consents,  agreements or decrees with, of or by any  Governmental  Entity  against  Parent or Seller  relating  to the  Acquired

Business  or the  Division  Assets;  a  summary  description  of  each  of  said judgments, orders, consents, agreements or decrees is included on Schedule 7(h).



            (i) Taxes. Seller (and other persons (excluding  Enterprises and the

Buyer),  if Seller is liable by law or  contract  for Taxes  owed by such  other persons),  with respect to the Division,  have filed all federal,  state, county and local tax
returns and other returns and reports which were required to be filed in respect of all  Taxes,  levies,  license,  registration  and  permit  fees,  charges  or withholding of any nature whatsoever ("Tax Returns"), and have withheld and paid all applicable Taxes,  levies and assessments  relating to the Division,  except for Taxes accrued but not yet due and payable. All such Tax Returns were correct and complete in all material respects. The Seller, with respect to the Division,

is not in  default in the  payment  of Taxes due or  payable or any  assessments received in respect  thereof.  There are no unpaid  assessments or proposals for additional federal,  state or local Taxes relating to the Division for which the

Seller does not have adequate  reserves.  Seller (and other  persons  (excluding

Enterprises  and the Buyer),  if Seller is liable by law or  contract  for Taxes owed by such other persons) have filed all required federal,  state,  county and local Tax Returns  and has  withheld  and paid all  required  Taxes,  levies and assessments  (other than Taxes accrued but not yet due and  payable),  except to the extent  the  failure  to do any of the  foregoing  would not have a material adverse affect on Parent.  Seller (and other persons (excluding  Enterprises and the Buyer),  if Seller is liable by law or contract for Taxes owed by such other persons),  with respect to the Division,  will file all required federal, state,

county and local Tax Returns and will  withhold  and pay all  applicable  Taxes,

levies and  assessments  relating to the Division  (other than Taxes accrued but not yet due and payable,  which  Seller will pay when due),  with respect to any period of time up to the Closing Date.

            (j)  Insurance.  All premiums on all insurance  policies held by the

Seller with  respect to the Division  have been paid in full,  and a list of all such policies is set forth on Schedule  7(j) hereto.  From the date hereof until the Closing, such insurance will be maintained in full force and effect.



            (k) No Adverse Changes. Since July 31, 1996, there has not been: (i)

any material  adverse change in the financial  condition,  assets,  liabilities,

business or results of operations of the Division; (ii) any damage,  destruction or loss, whether or not covered by insurance, materially and adversely affecting the Division Assets in the aggregate; (iii) except in the ordinary course of the business of the Acquired Business: (A) except as set forth on Schedule 7(k), any increase in the rate of compensation or commission  payable or to become payable to any Division  Employee,  distributor,  commission  salesman or agent,  or any employee hired at an annual salary in excess of 150% of the applicable  Acquired

Department  average; or (B) or any payment of any bonus, profit sharing or other

extraordinary   compensation  to  any  Division  Employee,  except  pursuant  to contract;  (iv) any  material  change in the  accounting  methods  or  practices followed by the Seller with respect to the  Division or any  material  change in amortization  policies  or  rates  theretofore  applied;  (v) any  sale,  lease,

abandonment or other  disposition  of any material asset of the Division  (other than  in the  ordinary  course  of  business  of the  Division);  or  (vii)  any cancellation of the debts owed to or claims held by the Seller with respect to the Division, except in the ordinary course of business of the Division.



            (l) Employees. Each of the Parent and the Seller with respect to the Division has no outstanding liability for payment of wages, salaries, bonuses,

pensions,  or contributions  under any Employee Plans under any written labor or employment  contracts,  based upon or accruing with respect to those services of the Division Employees performed prior to the date of this Agreement, except for any payments due for the current payment period or not yet due and payable.  For purposes of this  Agreement,  "Employee  Plans" means all plans,  practices  and arrangements,  written or unwritten, formal or informal, whether applicable to a group of  individuals  or a single  individual,  and whether  active,  frozen or terminated,  providing  compensation  (other  than  salary  or  wages)  or other benefits of any type or nature with respect to Division Employees, including but not limited to all plans providing benefits for such employees that are employee benefit  plans as defined  in section  3(3) of the  Employee  Retirement  Income

Security  Act of 1974,  as amended  ("ERISA").  Schedule  7(l)  contains a true,

complete and accurate list of the names, titles, whether full-time or part-time,

Acquired  Department  locations,  and current  salary for all group and regional managers and field personnel employed by, for or in respect of the Division with respect to the Acquired Business ("Division  Employees"),  it being acknowledged and agreed that the term "Division Employees" shall not include any corporate office personnel other than any such managers. Complete personnel files

(excluding  medical records) in respect of the Division Employees have been made available to the Buyer for its inspection.  There is no, and during the past two years there has been no,  labor  strike,  picketing,  dispute,  slow-down,  work stoppage,  union organization effort,  grievance filing or proceeding,  or other labor  difficulty  actually  pending or, to the  knowledge of the Parent and the

Seller,  threatened  against or involving  the Parent or Seller  relating to the

Division.  Neither  the  Parent  nor the  Seller  is a party  to any  collective bargaining  agreement relating to the Division and no such agreement  determines the terms and conditions of the employment of Division Employees.  No collective bargaining agent has been certified as a  representative  of any of employees of

Parent or Seller  relating to the Division  and, to the  knowledge of the Parent and the Seller, no  representation  campaign or election is now in progress with respect to any such employees of Seller. Each of the Parent and the Seller is in full compliance with its obligations,  if any, pursuant to the Worker Adjustment and  Retraining  Notification  Act of 1988  ("WARN")  and all other  obligations arising under any other law, rule or regulation  relating to the  termination of employees,  except to the extent that any such  non-compliance  would not have a material adverse effect on the Acquired Business. The Parent and the Seller have not taken and will not take any action  which  could be  reasonably  expected to result in a "plant  closing"  or "mass  layoff"  (as those  terms are defined in

WARN) with respect to the operations or business of the

Division  prior to the  Closing  Date.  The Parent and the Seller  have not been informed,  by any of the Division  Employees that such Division Employee intends to  terminate  his  employment  with Seller prior to the Closing or would not be willing to work for Buyer thereafter.



            (m)  Benefit  Plans.  Schedule  7(m) lists all group  health or life insurance,  death benefits,  pension,  severance,  profit  sharing,  retirement,

supplemental  unemployment,   disability,   medical,  dental,  vision,  employee

assistance, retiree health care and insurance, bonus, incentive, stock option or purchase or other benefit plans, arrangements and practices maintained for or on behalf of the Division Employees, including plans qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code")  (including  pension,

savings and profit sharing plans and employee  stock  ownership  plans),  excess benefit  plans,  deferred  compensation  arrangements,  employee  discounts  and matching  gift  programs.  The Seller has  provided  to the Buyer  copies of all summary plan descriptions  provided to Division  Employees,  with respect to all plans referred to in Schedule 7(m), which have such summary descriptions.



            (n) Return Policies;  Warranties;  No Customer Special Orders;  Etc.

Except as required pursuant to the Department Agreements, the Seller has made no warranties or guaranties relating to merchandise sold by or through the Acquired

Business
and has no separate return policy.  There are no "club plan" or similar deferred sales  plans,  lay-a-way  plans or  similar  arrangements  with  respect  to the

Acquired  Departments.  Schedule  7(n) sets forth a summary  description  of the

Division's  diamond trade-up policy.  The Division does not accept, and prior to the Closing will not accept, any customer special orders for merchandise.



            (o)  Inventories.  The  Inventories  included in the Division Assets will have been acquired in the ordinary course of business of the Division, will not be damaged and will be saleable  in the  ordinary  course of business of the

Acquired Business.  All watches included in the Inventories include the warranty and  instruction  booklets  therefor and,  where specific boxes are utilized for particular watch styles,  the boxes therefor.  For purposes hereof,  merchandise shall be deemed  "damaged" if not saleable in the ordinary course of business of the Acquired Business. Appropriate price tickets are, and will be on the Closing

Date,  attached to the Inventories,  indicating SKU, style and retail price. All of the Inventories of the Seller are fairly reflected in the inventory  accounts on the balance sheet included in the Financial  Statements and are valued at the retail method FIFO, all in accordance  with GAAP. Also included on Schedule 7(o)

is a  statement  setting  forth  the  Seller's  policy  regarding  how and  when merchandise is transferred to Seller's outlet facilities.

            (p) Advertising. Schedule 7(p) hereto sets forth (to the extent each has been  determined as of the date hereof and to the extent each relates solely to the Acquired Business):  (i) a schedule of all merchandise (identified by SKU number) to be advertised by Seller for the Fall 1997 season,  indicating whether such  merchandise  is owned or held on  consignment;  (ii) Seller's  anticipated advertising  plans for  fiscal  year 1998  (including  details  regarding  co-op advertising);  (iii) Seller's Fall 1997 advertising calendar;  and (iv) Seller's net  advertising  expense summary for its fiscal years ended July 31, 1997, 1996 and 1995,  expressed  as a  percentage  of the  Seller's  annual  sales for such periods in the Marshall Field's  Departments,  the Parisian  Departments and the

Mercantile Departments.



            (q) Department Lease and License  Agreements.  Set forth on Schedule

7(q)  hereto is a list of the  locations  of each of the  Acquired  Departments.

Except for the Department Agreements (true and correct copies of which have been delivered to the Buyer), there are no agreements between the Seller and Marshall

Field's,  Parisian or Mercantile,  as the case may be, relating to the operation of the Acquired Departments.  From and after the date hereof, no modification of any Department Agreement shall be made without the Buyer's prior written consent

(which  consent shall not be  unreasonably  withheld).  There are and will be no charges  from  the  Division's  host  stores,  for  which  the  Buyer  shall  be responsible, for the period through and including the Closing Date.

            (r) Capital Expenditure Commitments. Set forth on Schedule 7(r) is a list and summary of all  expenditures and other costs incurred prior to the date hereof and to be paid after the date  hereof for the  acquisition,  maintenance,

renovation or repair of fixed or capital assets of the Division.  The Seller has provided to the Buyer true and correct copies of all related plans, drawings and expense agreements (if any) in respect thereof.



            (s) Assets Necessary to the Business. The Division Assets,  together with the Excluded Assets, include all of the properties, assets and rights which are used in, or are  necessary to carry on the Business as currently  conducted.

Set forth on Schedule 7(s) is a list of all of the material  services  presently

rendered  by  the  Seller  and/or  any   affiliate   thereof  to  the  Division,

irrespective  of whether an  intercompany  charge is reflected on any  financial statements of the Seller.



            (t) Absence of  Environmental  Liabilities.  To the knowledge of the

Parent and the Seller,  the Seller with  respect to the  Acquired  Business  has complied  with, and at all times prior to the Closing Date will comply with, all

applicable  environmental  laws,  orders,  regulations,   rules  and  ordinances

adopted,  imposed or  promulgated  by any  Governmental  Entity  relating to the

Departments,  except  to the  extent  that such  noncompliance  would not have a material adverse effect on the Acquired Business. To the knowledge of the Parent and the Seller, Seller with respect to the Acquired

Business or any of the Acquired  Departments is not in violation of any federal,

state or local law,  ordinance or  regulation  relating to  industrial  hygiene,

worker safety, environmental hazardous materials or waste or toxic materials on,

under or about any of the  properties,  except to the extent that such violation would not have a material adverse effect on the Acquired Business.


            (u) Updates. From the date hereof, until the Closing, the Parent and

the  Seller  will   promptly   notify  the  Buyer  by  written   update  to  its

representations and warranties contained herein (including the Schedules hereto)

of any matter occurring after the Effective Date (as hereinafter defined) which,

if existing or occurring on the  Effective  Date would have been  required to be set forth on a Schedule to this  Agreement or which would render  inaccurate any of the  representations,  warranties  or  statements of the Parent or Seller set forth in this  Agreement  (each,  a  "Supplement").  For  purposes  hereof,  the

"Effective  Date"  shall  mean,  generally,  the date  hereof,  except that if a particular  representation is qualified as of a certain date, the Effective Date shall be such  date with  respect  to such  representation  and  warranty.  Upon

Buyer's receipt of such Supplement,  such representations and warranties will be deemed to be automatically updated as set forth therein; provided, however, that no  Supplement  provided  pursuant to this  section  shall be deemed to cure any breach of any representation, warranty or covenant in this Agreement existing as of the date hereof.

            8. Representations,  Warranties and Covenants of Enterprises and the

Buyer.  Enterprises and the Buyer, jointly and severally,  represent and warrant to, and covenant with, the Parent and the Seller as follows:



            (a) Organization and Standing.  Each of Enterprises and the Buyer is

a corporation  duly organized,  validly  existing and in good standing under the laws of the State of Delaware.



            (b) Authorization. Each of Enterprises and the Buyer has full right,

power and authority to enter into this Agreement and to perform its  obligations hereunder.  All  corporate  and  other  proceedings  required  to  be  taken  by

Enterprises  and the Buyer to authorize the execution,  delivery and performance of this Agreement and the consummation of the transactions  contemplated  hereby have been duly and  properly  taken.  This  Agreement  has been duly and validly executed and delivered by each of  Enterprises  and the Buyer and  constitutes a legal,  valid and binding  obligation of such party,  enforceable  in accordance with its terms (except as limited by  bankruptcy,  insolvency  and other laws of general  application  relating to the  enforcement  of creditors'  rights and by general equitable  principles).  Except as set forth in Schedule 8(b) hereto, no consent of any lender, trustee, security holder or any other person or entity is required to be  obtained  by  Enterprises  or the Buyer in  connection  with the execution,  delivery and  performance of this  Agreement by Enterprises  and the

Buyer and the
consummation  of the  transaction  contemplated  hereby.  Except as set forth in

Schedule 8(b) hereto, the execution,  delivery and performance of this Agreement by Enterprises and the Buyer:  (i) does not violate or constitute a breach of or default under any contract,  agreement or commitment to which Enterprises or the

Buyer is a party,  under which it is  obligated or to which  Enterprises  or the

Buyer is subject; and (ii) does not violate any judgment,  order,  statute, rule or regulation to which Enterprises or the Buyer is subject or the certificate of incorporation  or by-laws of  Enterprises  or the Buyer.  Except as set forth on

Schedule 8(b), no consent,  approval,  license,  permit or authorization  of, or registration,  declaration or filing with, any Governmental  Entity or any third party is required to be obtained or made by or with  respect to  Enterprises  or the Buyer in connection with the execution and delivery of this Agreement or the consummation  by  Enterprises  and the  Buyer of the  transactions  contemplated hereby.


            (c)  Litigation.   There  are  no  actions,  suits,  proceedings  or

investigations  pending in any court or before any  Governmental  Entity (or, to the knowledge of Enterprises  or the Buyer,  threatened)  which might  adversely affect its performance under this Agreement.



            9. Certain Employment  Matters.  Buyer shall offer employment to all

Division  Employees  (other  than (i) such  individuals  who have  committed  or otherwise been involved in a
theft or  embezzlement  from the  Seller (or a host  store) and (ii)  subject to

Section 3(b) hereof,  any group and regional managers and field personnel of the

Seller  employed at or in respect of the Dillard's  Departments),  at comparable salary  levels,  hours and  locations  and on other terms and  conditions  to be determined in the Buyer's sole  discretion,  and the Buyer shall be afforded the opportunity  to  discuss  the  terms  of any  prospective  employment  or  other arrangements  with any  Division  Employees  from and  after the date on which a public announcement of the transactions  contemplated by this Agreement is made.

The Buyer is not  assuming  and the Parent  and the Seller  agree that the Buyer shall have no liability for accrued wages (including  salaries,  commissions and bonuses),  severance pay, vacation pay, sick leave or other benefits  (including options  to  purchase  shares of stock of the Parent or  Seller),  on account of

Seller's employment of or termination of such employees arising on or before the

Closing  Date,  or under  any  Employee  Plans.  Buyer  will  waive  any and all applicable  waiting  periods  which would  otherwise  not permit  such  Division

Employees  who  accept a job with the Buyer to  participate  immediately  in the

Buyer's  group  medical plan or group life  insurance  plan,  and such  Division

Employees  will be given  full  credit for all time  worked  with the Seller for purposes of determining their benefits with the Buyer.



            10. Brokers. Each party hereto hereby represents and warrants to the other that, except for Financo, Inc., no broker, finder, or investment banker is entitled to any brokerage, finder's or other fee

or  commission  in  connection  with  the  transactions   contemplated  by  this

Agreement. The Seller shall be solely responsible for the payment of any and all fees and  expenses of Financo,  Inc.  Except as  otherwise  expressly  set forth herein,  each  party  hereto  shall pay its own fees and  expenses  incurred  in connection with this Agreement and the transactions contemplated hereby.



            11.   Indemnification.



            (a) Indemnification by Enterprises and the Buyer. Subject to Section

24(a),  Enterprises and the Buyer shall jointly and severally indemnify and hold the Parent, the Seller and their respective directors, employees,  shareholders,

affiliates and agents harmless from and against the following:



                  (i) any and all liabilities,  losses,  damages,  claims, costs

                  and  expenses,   including   without   limitation   reasonable

                  attorneys'    fees    ("Damages")     resulting    from    any

                  misrepresentation,  breach of any warranty,  or nonfulfillment of any agreement or covenant on the part of Enterprises or the

                  Buyer  (including  Buyer's  obligation  to pay,  discharge  or perform the Assumed  Liabilities),  whether  contained in this

                  Agreement or in any exhibit or schedule
                  hereto or any certificate furnished to the Seller

                  pursuant to this Agreement; and



                  (ii) any and all  Damages in respect  of any  actions,  suits,

                  proceedings,   demands,  assessments,   judgments,  costs  and

                  expenses  incident to any of the foregoing,  including without limitation reasonable attorneys' fees.



            (b) Indemnification by the Parent and the Seller. Subject to Section

24(a), the Parent and the Seller shall jointly and severally  indemnify and hold

Enterprises   and  the  Buyer  and  their   respective   directors,   employees,

shareholders, affiliates and agents harmless from and against the following:



                  (i) any and all Damages resulting from any  misrepresentation,

                  breach of any representation or warranty, or nonfulfillment of any  agreement  or  covenant  on the part of the Parent or the

                  Seller  (including  Parent's and Seller's  obligation  to pay,

                  discharge  and  perform  the  Excluded  Liabilities),  whether contained  in this  Agreement  or in any  exhibit or  schedule hereto or any  certificate  furnished  to  Enterprises  or the

                  Buyer pursuant to this Agreement;

                  (ii) any and all Damages  arising by reason of any obligations

                  (A) relating to or  affecting  the Business or relating to the

                  Division   Assets   or  the   Dillard's   Inventories,   which

                  obligations  arise  from  any  event,   occurrence  or  action

                  occurring  prior to the  Closing  or from any  failure  of the

                  Parent  or  Seller  to act  prior to the  Closing  (including,

                  without limitation, charges from any host stores in respect of periods up to and  including  the Closing  Date) and (B) which are not included in the Assumed Liabilities;



                  (iii) any and all Damages arising by reason of any obligations

                  to  any   customer  or  other  third  party  for   merchandise

                  delivered,  prior to the  Closing,  to the Seller for  repair,

                  which merchandise is subsequently  damaged,  lost or stolen or is otherwise not in the  condition  specified by the customer,

                  except to the extent such Damages occur after the Closing as a result of any  action or  omission  of any  employee  or other representative of Enterprises or the Buyer;



                  (iv) any and all Damages  relating to Taxes of the Seller (and other persons (excluding Enterprises and the Buyer), if Seller is liable by law or
                  contract for Taxes owed by such other persons) with respect to periods up to the Closing  Date,  and Taxes of the Seller (and

                  other persons (excluding Enterprises and the Buyer), if Seller is liable by law or  contract  for  Taxes  owed by such  other persons)  that may result from the  transactions  provided for under this Agreement;



                  (v) any Damages suffered,  sustained,  incurred or required to be paid by reason  of the  Parent's  or  Seller's  failure  to comply with any  applicable  bulk sales or similar laws and/or its  failure  to  discharge  any  claims  of the  Parent's  or

                  Seller's creditors in respect of the operation of the Business

                  (other than the Assumed Liabilities);



                  (vi) any and all Damages arising out of any claims for accrued wages,  severance pay (except as otherwise expressly set forth herein),  vacation  pay,  sick leave or other  benefits of any type or nature, or any other claims, arising from the Seller's employment,  or  termination  of  employment,  of  any  of the

                  Division Employees prior to the Closing Date;

                  (vii) any and all Damages  arising out of any  Employee  Plans

                  (except as otherwise  expressly  set forth herein with respect to severance pay); and



                  (viii) any and all Damages in respect of any  actions,  suits,

                  proceedings,   demands,  assessments,   judgments,  costs  and

                  expenses  incident to any of the foregoing,  including without limitation reasonable attorneys' fees.



            Notwithstanding anything else in this Section 11(b) to the contrary,

the Parent and the Seller shall have no liability to  Enterprises  and the Buyer pursuant  to this  Section  11  except to the  extent  the  aggregate  amount of

Enterprises'  and Buyer's Damages  recoverable  pursuant hereto exceed $200,000,

provided that the foregoing limitation shall not apply to Damages arising out of

(a) any breaches of the  representations,  warranties and covenants set forth in

Section  7(d)(i) and Section 7(i) and (b) any failure by the Seller or Parent to pay the  costs of  construction  and  remodeling  of the  Marshall  Field's  Old

Orchard,  Northbrook,  Galleria and Oak Brook Departments as shown on Schedule C to Schedules  7(d)(ii) and (iii)  hereof;  and the maximum  aggregate  amount of liability  of the  Parent and the  Seller to  Enterprises  and the Buyer for all

claims  hereunder  shall be  $2,400,000  (less  any  other  Damages  theretofore recovered by  Enterprises  and the Buyer pursuant to this  Agreement),  provided that the foregoing limitation
shall not apply to Damages  arising out of any breaches of the  representations,

warranties  and  covenants set forth in Section  7(d)(i) (the maximum  aggregate liability of the Parent and the Seller pursuant thereto to be an amount equal to

the   sum  of  the   Closing   Inventory   Price   plus   the   amount   of  the

amortized/depreciated  cost of fixtures referred to in Section 3(a)(i)(B),  less any other Damages theretofore recovered by Enterprises and the Buyer pursuant to this  Agreement),  and Section 7(i) and the matters relating to the Parent's and

Seller's  obligation to pay, discharge and perform the Excluded  Liabilities and the matters  relating to the Seller's failure to comply with any applicable bulk sales or similar laws and/or any failure  thereof to discharge any claims of the

Seller's  creditors in respect of the operation of the Business  (other than the

Assumed Liabilities).


            (c) Notice of Claim and Assumption of Defense.  A party  indemnified hereunder (an  "Indemnified  Party")  shall give notice to each party  extending

indemnification   hereunder  (an   "Indemnifying   Party")  promptly  after  the

Indemnified  Party has knowledge of any claim against the  Indemnified  Party or any  Indemnifying  Party  as  to  which  recovery  may  be  sought  against  the

Indemnifying  Party because of the indemnity set forth in this Section 11, or of the commencement of any legal  proceedings  against the Indemnified  Party as to such  claim  after the  Indemnified  Party has  knowledge  of such  proceedings,

whichever shall first occur, and shall permit the  Indemnifying  Party to assume the defense of any such claim or any
litigation  resulting from such claim.  Failure by the  Indemnified  Party to so notify the Indemnifying Party promptly of a demand for indemnification  pursuant to this Section 11 shall not preclude it from seeking  indemnification  pursuant to this Section 11 with respect to such claim unless such failure materially and adversely affects the Indemnifying  Party.  Failure by the Indemnifying Party to

notify the Indemnified Party of its election to defend such action within twenty days after notice thereof shall have been given to the Indemnifying  Party shall be deemed a waiver by the Indemnifying Party of its right to defend such action.

If the  Indemnifying  Party  assumes the defense of any such claim or litigation resulting therefrom,  the Indemnified Party shall give to the Indemnifying Party information and assistance  reasonably  necessary to defend or settle such claim and any litigation arising  therefrom.  The Indemnifying Party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment  against the  Indemnified  Party (or settle any claim  involving an admission  of fault  on the  part of the  Indemnified  Party),  except  with the consent  of the  Indemnified  Party  (which  consent  shall not be  unreasonably withheld).



                  In any case  where  the  Indemnifying  Party has  assumed  the defense  thereof,  the Indemnified  Party shall have the right to employ its own counsel  and such  counsel  may  participate  in such  action,  but the fees and expenses of such counsel shall be at the expense of such Indemnified Party.

            (d) Settlement of Claim by an Indemnified Party. If the Indemnifying

Party  shall not assume the  defense of any such claim or  litigation  resulting therefrom,  the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate and the Indemnified Party may settle such claim or litigation on such terms as it may deem  appropriate  (and to which the

Indemnifying Party has consented,  such consent not to be unreasonably withheld)

and the Indemnifying  Party shall promptly  reimburse the Indemnified  Party for the amount of such settlement and all expenses, legal or otherwise,  incurred by the  Indemnified  Party in connection  with the defense against or settlement of such claim or litigation.  If no settlement of such claim or litigation is made,

the  Indemnifying  Party shall pay or, at the option of the  Indemnified  Party,

promptly reimburse the Indemnified Party for the amount of any judgment rendered with respect to such claim or in such  litigation and of all expenses,  legal or otherwise,  incurred by the Indemnified  Party in the defense against such claim or litigation.  If the  Indemnifying  Party shall assume the defense of any such claim or litigation  resulting  therefrom,  and if the  Indemnified  Party shall settle such claim or  litigation  on terms which were not approved in writing by the Indemnifying Party, the Indemnified Party shall be deemed to have waived its right to  indemnification  from the Indemnifying  Party pursuant to the terms of this Agreement.

            (e)  Damages.  Neither  party  shall be liable to the other party or parties  hereto  or to any  other  person or  entity  for any  consequential  or indirect damages, including,  without limitation, loss of profit, loss of use or business stoppage.



            (f) Exclusive  Remedy.  Except as set forth in Section 18 hereof, or in the case of injunctive relief available to remedy any breach of Section 16(g)

or 17, the rights of  indemnification  provided in this  Section 11 shall be the exclusive remedy of the parties hereto for any breach of this Agreement.



            12.  Closing  Conditions of  Enterprises  and the Buyer.  All of the

obligations of Enterprises and the Buyer under this Agreement are subject to the fulfillment of each of the following  conditions at or prior to the Closing, any or all of which  may be  waived  (in  whole or in part) by  Enterprises  and the

Buyer:



            (a) The  representations and warranties of the Parent and the Seller contained  herein or in any  certificate,  exhibit or other  document  delivered pursuant to the provisions hereof, or in connection  herewith,  shall be true in all material  respects as of the date when made (without  regard to any schedule updates  delivered  by the Seller to the Buyer)  and,  except to the extent such representations  and warranties speak of an earlier date (other than the date of this Agreement), shall be deemed to be made again (as updated pursuant hereto by

Seller) at and as of the Closing

Date and shall be true in all material respects at and as of such time, and none of such updated  representations or warranties have a material adverse effect on the Acquired Business or the operation thereof.



            (b) The Parent and the Seller shall have substantially performed and complied with all  agreements  and  conditions  required by this Agreement to be performed or complied with by it prior to or on the Closing Date.



            (c) The Parent and the Seller shall have provided to Enterprises and the Buyer those consents, in form reasonably satisfactory to Enterprises and the

Buyer,  set forth on  Schedule  12(c) and  Enterprises  and the Buyer shall have obtained the consents set forth on Schedule 13(c).



            (d) Since August 1, 1996,  there shall have been no material adverse change in the assets, liabilities,  business, financial condition, or results of operations  or  prospects  of the  Division,  and the  Division  shall  not have suffered any material loss (whether or not insured) by reason of physical damage caused by fire,  earthquake,  accident or other  calamity  which  materially and adversely affects the value of the Business or the Division Assets.

            (e) Each of Enterprises and the Buyer shall have  completed,  to its satisfaction,  its due diligence with respect to the Division,  the Business and the Division Assets;  provided,  however, that this condition shall be deemed to be satisfied  unless  Enterprises or the Buyer notifies the Seller in writing on or before  September 10, 1997,  that  Enterprises  and the Buyer are terminating this Agreement pursuant to Section 5(b)(v) hereof.



            (f) The waiting  periods (and any  extensions  thereof) or necessary approvals  with  respect to any filings  under the  Hart-Scott-Rodino  Antitrust

Improvements Act of 1976, as amended (the "HSR Act"),  shall have expired,  been terminated  or received,  as the case may be, and the Closing shall be permitted to occur without violation thereof.



            (g) A services  agreement  in the form of Exhibit  12(g) hereto (the

"Services Agreement"), shall have been entered into by the Seller.


            (h) The  Seller  shall  have  obtained a release of all Liens on the

Division  Assets  (except  Permitted  Liens) and shall have provided  Buyer with evidence  reasonably  satisfactory to it thereof,  including Uniform  Commercial

Code termination  statements for all  jurisdictions  where financing  statements have been filed in connection with such Liens.

            (i) The Parent and the Seller shall have  delivered  to  Enterprises and the Buyer:



                  (i) A certificate  executed by the Chief Executive Officer and the Chief  Financial  Officer  of each of the  Parent  and the

                  Seller, dated the Closing Date,  certifying the fulfillment of the conditions specified in subsections (a) and (b) above;



                  (ii)  An  opinion  of  Troutman   Sanders  LLP,  or  other  or

                  additional   counsel  for  Seller  reasonably   acceptable  to

                  Enterprises   and  the   Buyer,   dated  the   Closing   Date,

                  substantially in the form of Exhibit 12(i)(ii) hereto;



                  (iii)  Separate  assignments  to  the  Buyer  of  each  of the

                  Department Agreements;  and a Bill of Sale and Assignment (the

                  "Bill of Sale") and  Instrument of  Assumption of  Liabilities

                  (the  "Assumption  Agreement") in  substantially  the forms of

                  Exhibit 12(i)(iii)(a) and (b), respectively, hereto; and



                  (iv)  The Dillard's Transfer Agreement.



            (j) No action,  suit or proceeding  shall be pending in any court or before any Governmental Entity in which it is sought to restrain or prohibit the consummation of the transaction contemplated hereby.



            (k) The  Parent  and the  Seller  shall  have  provided  such  other documents  or  instruments  which  in the  reasonable  opinion  of  counsel  for

Enterprises  and  the  Buyer  are  necessary  or  desirable  to  effectuate  the transaction contemplated hereby.



            All of the  instruments  and documents to be furnished by the Parent and the  Seller  at the  Closing  shall  be in  form  and  substance  reasonably satisfactory to counsel for Enterprises and the Buyer.



            13.  Closing  Conditions  of the Parent and the  Seller.  All of the

obligations of the Parent and the Seller under this Agreement are subject to the fulfillment of each of the following  conditions at or prior to the Closing, any or all of which  may be  waived  (in  whole or in  part) by the  Parent  and the

Seller:



            (a) The  representations and warranties of Enterprises and the Buyer contained  herein or in any  certificate,  exhibit or other  document  delivered pursuant to the provisions hereof, or in connection  herewith,  shall be true in all  material  respects as of the date when made and,  except to the extent such representations  and warranties speak of an earlier date (other than the date of this Agreement), shall be deemed to be made again at and as of the

Closing Date and shall be true in all material respects at and as of such time.

            (b) Enterprises and the Buyer shall have substantially performed and complied with all  agreements  and  conditions  required by this Agreement to be performed or complied with by it prior to or on the Closing Date.



            (c)  Enterprises  and the Buyer  shall have  provided  to the Seller those  consents,  in form  reasonably  satisfactory  to the  Seller set forth on

Schedule  13(c) and the Parent and the Seller  shall have  obtained the consents set forth on Schedule 12(c).



            (d) The waiting  periods (and any  extensions  thereof) or necessary approvals with respect to any filings under the HSR Act shall have expired, been terminated  or received,  as the case may be, and the Closing shall be permitted to occur without violation thereof.



            (e) The Buyer shall have delivered to the Seller:



                  (i) The Division Assets Purchase Price in the manner set forth in Section 3(a)(i) hereof;



                  (ii) A certificate  executed by the  President of  Enterprises and the Chairman of the Buyer dated the

                  Closing Date, certifying the fulfillment of the conditions specified in subsections (a) and (b)

                  above;



                  (iii)  The Assumption Agreement;



                  (iv) An opinion of Zimet, Haines,  Friedman & Kaplan,  counsel for the Buyer,  dated the Closing Date,  substantially  in the form of Exhibit 13(e)(iv); and



                      (v) The Dillard's Transfer Agreement.



            (f) No action,  suit or proceeding  shall be pending in any court or before any Governmental Entity in which it is sought to restrain or prohibit the consummation of the transaction contemplated hereby.



            (g)  Enterprises  and the  Buyer  shall  have  provided  such  other documents  or  instruments  which in the  reasonable  opinion of counsel for the

Seller are necessary or desirable to effectuate  the  transactions  provided for hereby.



            All of the  instruments and documents to be furnished by Enterprises and  the  Buyer  at the  Closing  shall  be in  form  and  substance  reasonably satisfactory to counsel for the Seller.

            14. Deliveries by the Parent and the Seller on the Closing Date. The

Parent and the  Seller  agree to  deliver  to  Enterprises  and the Buyer on the

Closing Date:



            (a) The  certificate of the Seller  referred to in Section  12(i)(i)

hereof.



            (b) The  opinion of counsel  to the  Seller  referred  to in Section

12(i)(ii) hereof.



            (c)  The  assignments  referred  to in  Section  12(i)(iii)  hereof,

together with the Bill of Sale and Assumption Agreement.



            (d)   The Services Agreement.



            (e) A true and correct list of all  merchandise "on order" as at the

Closing Date for delivery on or prior to November 30, 1997.



            (f)   The Dillard's Transfer Agreement.



            (g) An Assignment and Assumption of Contract and Contract  Amendment

in the form of Exhibit 14(g) with Mercantile  ("Mercantile  Assignment"),  which has been duly executed by the Seller.

            15. Deliveries by the Buyer on the Closing Date. The Buyer agrees to deliver to the Seller on the Closing Date:



            (a) The Division Assets  Purchase Price to be delivered  pursuant to

Section 3(a)(i) hereof.



            (b) The  certificate  of  Enterprises  and the Buyer  referred to in

Section 13(e)(ii) hereof.



            (c)   The Assumption Agreement.



            (d) The  opinion  of  counsel  to the Buyer  referred  to in Section

13(e)(iv).



            (e)   The Services Agreement.



            (f)  The Dillard's Transfer Agreement.



            (g) The Mercantile  Assignment,  which has been duly executed by the

Buyer.

            16.  Obligations  of the Parent and the  Seller.  The Parent and the

Seller jointly and severally covenant that from the date of this Agreement until the Closing:



            (a)   The   Buyer   and  its   counsel,   accountants,   and   other

representatives (including representatives of its' financing sources) shall have, upon advance notice to Seller, all reasonable access during normal business hours to all properties, books, accounts, records, contracts and documents of or relating to the Division Assets and the Assumed Liabilities. The

Seller shall make available upon reasonable notice or cause to be made available to the Buyer and its  representatives  all data and  information  concerning the

Division Assets and the Assumed  Liabilities that may reasonably be requested by the Buyer or its representatives.  The Seller shall further cause the Division's officers, employees and agents to cooperate fully with and will request Seller's independent accountants and legal counsel to cooperate fully with, the Buyer and its financing  sources in  connection  with their  examination  of the Division.

Notwithstanding  the  foregoing,  the Buyer  agrees not to contact any stores or their  respective  representatives,  or any  competitors of Seller,  without the prior written consent of the Seller in each instance.




            (b) The Parent and the Seller  will cause the  Division  to carry on its business and  activities in  substantially  the same manner as it previously has been  carried  on,  and the  Parent and the  Seller  shall  ensure  that the

Division does not make or institute any methods of purchase  (including  without limitation  policies,  procedures and practices relating to merchandise orders),

sale, lease, management,  accounting,  advertising,  or operation that will vary materially  from  those  methods  used by the  Division  as of the  date of this

Agreement.

            (c) The Parent and the Seller will use their  respective  reasonable efforts to preserve the business  organization of the Division  intact,  to keep available its present Division Employees (and, except for any group and regional managers  and field  personnel  of the Seller  employed  at or in respect of the

Dillard's  Departments,  not  transfer  or solicit or arrange  for the  transfer thereof to another  division or affiliate  of the  Seller),  and to preserve its present  relationships  with  suppliers,  customers,  and others having business relationships with the Division.




            (d) The Parent and the Seller will cause the Division to continue to carry its  existing  insurance  insuring  its  assets and  business,  subject to variations in amounts required by the ordinary operations of its business.



            (e) The Parent and the Seller will not do, or agree to do, or permit the Division to do, any of the following acts other than in the ordinary  course of business of the Division:  (i) except as previously agreed or contracted for,

grant any increase in salaries,  including any increase in commissions,  payable or to become payable by the Seller to any officer, employee, class of employees,

sales agent, or representative of the Business; (ii) except as previously agreed or contracted for,  increase the benefits  payable by the Seller to any officer,

key employee,  sales agent, or representative of the Business under any bonus or pension plan or other contract or commitment; or (iii) enter into or modify any collective bargaining agreement to which the Seller on behalf of the

Business is or will be a party or by which it is or will be bound.



            (f) With respect to transactions  affecting the Division, the Parent and the Seller will not,  without the Buyer's  written  consent,  enter into any contract,  commitment,  or  transaction  other  than in the  ordinary  course of business of the Division.



            (g) For a period of seven years following the Closing Date,  neither the  Parent  nor  any  entity  controlled  by  the  Parent  (including,  without limitation,  Seller) will engage,  directly or  indirectly,  in any state in the

United States, in the third party retail leased jewelry  department  business in any traditional department store; provided,  however, this restriction shall not apply to any business  conducted by Parent (or any entity  controlled by Parent)

in a traditional  department  store if the owner or operator of such  department store,  directly or  indirectly,  controls,  is controlled by or is under common control  with the Parent or any  entity  controlled  by the  Parent  (including,

without limitation, the Seller).



            (h) Prior to the  Closing,  the Parent and the Seller shall not (and

shall  instruct  their  respective   officers,   directors,   agents  and  other

representatives to not), directly or indirectly, encourage, solicit, initiate or participate in discussions or
negotiations with, or provide any information or assistance to, any corporation,

partnership,  person,  or other  entity or group  (other  than the Buyer and its representatives)  concerning  any merger or sale or disposition of securities or assets  (other  than  sales of  inventory  in the  ordinary  course of  business consistent with past practice) or similar transaction  involving the sale of all or a material portion  (excluding any outlet business) of the Division (each, an

"Acquisition  Proposal"),  or assist or participate in,  facilitate or encourage any  effort  or  attempt  by any  other  person  to do or  seek to do any of the foregoing.



            (i) Prior to the  Closing,  the Seller  shall  maintain a consistent

inventory  mix  (by   merchandise   category/class,   vendor  and  vendor  style

classifications,  portion  deemed  "clearance"  merchandise,  and  allocation of merchandise  among the  Departments)  in accordance  with the ordinary course of

business  of  the  Acquired   Business  on  a   year-to-year   basis  and  on  a

season-to-season basis.



            (j)   (i) For purposes of determining Excluded

                  Liabilities and the rights and obligations of the

                  parties under Section 11 hereof, those Ad Valorem

                  taxes which have been assessed prior to the Closing

                  Date but are not due and payable prior to the

                  Closing Date will be allocated between the Seller

                  and Buyer on a pro rata basis based on the lien

                  date for each taxing authority, excluding states where the tax values are based on an average on-going value.

                  The  Seller  will  remit to the Buyer  copies of the tax bills upon  receipt from the  appropriate  taxing  authorities  with detail of the Buyer's pro rata share of the tax liability. The

                  Buyer  shall  remit to the Seller  its pro rata  share  within thirty (30) days after  receipt of the detail from the Seller.

                  The Seller shall be responsible  for timely  remittance of the full tax liability to each taxing authority.  For illustration purposes only, Schedule 16(j) details a current estimate as of the  Closing  Date  of  such  Ad  Valorem  tax  liability  and allocation between the Buyer and Seller.



                  (ii) With respect to any Division Agreement, the parties agree that as to any amounts  paid or  received  by either  Buyer or

                  Seller,  which relate to any period of time beginning prior to and ending after the Closing Date,  the Buyer and Seller shall in good faith  allocate such amounts  between  themselves on a pro rata, daily basis for such period (with Buyer  responsible for the  Closing  Date)  and  promptly  pay to the  other  any amounts required in connection therewith.

            17. Confidentiality;  Other Covenants. The Parent and the Seller, on

the one hand, and Enterprises and the Buyer, on the other hand, each agree that,

unless acting with the prior written consent of the other  (excluding  necessary accounting disclosures and disclosures required by law), it will not at any time hereafter  disclose or use,  directly or indirectly,  except for the purposes of the transactions  hereunder, on behalf of itself or any other person or business entity,  any  confidential  and propriety  information  or data or trade secrets concerning  the business or activities of the other or the other's  subsidiaries or affiliates, which is divulged or discovered during the negotiations which led to this Agreement or the pursuit or consummation of the transactions  hereunder.

Such data or information  shall include,  but not be limited to, customer lists,

supplier  lists,  price  lists,   manufacturing  and  purchasing  practices  and

techniques,  wage  scales and sales  policies.  Notwithstanding  the  foregoing,

information  or data  concerning  the Parent or the Seller,  on the one hand, or

Enterprises or the Buyer,  on the other hand,  shall not include  information or data which:  (a) at the time of disclosure is in the public domain or thereafter enters the public  domain  through no wrongful act or omission of the  receiving party (or any of its affiliates), (b) is already known by the receiving party at the  time of  disclosure  and  such  information  is not  otherwise  subject  to confidentiality  obligations of the receiving  party, or (c) is available to the receiving  party  at the  time of  disclosure  from a third  party  who,  to the receiving party's knowledge,  may disclose such information without violation of any
confidentiality  obligation.  During the two (2) year period  commencing  on the date hereof,  each of the Parent and the Seller  further agrees that it will not directly or indirectly  solicit for employment any Division Employee employed by the Buyer pursuant hereto.  The obligations of the parties under this Section 17 shall survive the Closing Date.



            18. Certain Payments.  If,  notwithstanding  the satisfaction of all the conditions set forth in Section 12 hereof, (a) the Parent and the Seller are prepared to close the  transactions  contemplated  hereby,  Enterprises' and the

Buyer's  conditions  to close have all been  satisfied or waived by  Enterprises and/or the Buyer,  and  Enterprises  and the Buyer fail to so close on or before

October  6, 1997;  or (b) the  Seller  terminates  this  Agreement  because of a material  breach  hereof by the Buyer (which is not cured during any  applicable grace period), then the Buyer shall thereafter,  within five business days after demand by the Seller, pay to the Seller the sum of $3,000,000 in cash.



            If, notwithstanding the satisfaction of all the conditions set forth in Section 13 hereof,  (a)  Enterprises  and the Buyer are prepared to close the transactions  contemplated hereby, the Parent's and Seller's conditions to close have all been  satisfied or waived by the Parent and/or  Seller,  and the Parent and  Seller  fail to so close on or before  October  6,  1997;  or (b) the Buyer terminates this Agreement because of a material breach hereof by Parent and/or Seller (which is not cured during any applicable grace period),

then the Parent and Seller shall  thereafter,  within five  business  days after demand by the Buyer, reimburse the Buyer for all out-of-pocket expenses incurred by the Buyer in connection with the  transactions  contemplated  hereby (up to a maximum aggregate amount of $600,000).



            The parties  hereto  acknowledge  and agree that in the event one of the foregoing  events  occurs,  then the sole and exclusive  remedy of the party prepared to close or the  terminating  party,  as the case may be, for  monetary damages or otherwise,  with respect to or arising out of this Agreement shall be pursuant to this Section 18.



            Notwithstanding  the foregoing,  it is acknowledged and agreed that,

except as otherwise  expressly set forth  herein,  each party shall bear its own fees and expenses in accordance with the terms of Section 24(k) hereof.





            The  parties  acknowledge  and agree that this  Section 18 shall not apply in respect of any  termination  of this  Agreement  pursuant  to  Sections

5(b)(i), (iv), or (v).



            19. Further Assurances.  Enterprises,  the Buyer, the Parent and the

Seller will each (a) execute and deliver such instruments and take such other actions as the other may reasonably require in order to carry out the intent of this Agreement;  (b) use its reasonable efforts to obtain the consents of all third parties,  governmental authorities or others necessary  for  the  consummation  of  the  transactions  contemplated  by  this

Agreement;  and (c) use its reasonable efforts so that the conditions  precedent to the  obligations  of the  other are  satisfied.  Each of the  Parent  and the

Seller,  on the one hand,  and  Enterprises  and the Buyer,  on the other  hand,

agrees to use its  reasonable  efforts to cooperate with the other in connection with the  defense of any  lawsuits  or claims by third  parties  relating to the operation  of the  Division  prior to the  Closing.  Without  limitation  of the foregoing  sentence,  Enterprises and the Buyer, on the one hand, and the Parent and the Seller, on the other hand, shall provide to each other reasonable access to their respective records relating to the Business prior to the Closing and to their respective employees which are necessary or appropriate for the defense of any  lawsuits  or  claims.  The  Parent  and the  Seller,  on the one hand,  and

Enterprises  and the Buyer,  on the other  hand,  will  reimburse  the other for out-of-pocket  expenses  incurred in connection with its cooperation in any such matter.  Following the Closing Date,  the Parent and the Seller shall provide to

Enterprises and the Buyer reasonable access to the personnel records  (excluding medical records) of the Seller relating to the Division Employees actually hired by Buyer.

            20. Mail.  From and after the Closing  Date,  (a) the Parent and the

Seller will promptly  forward to Enterprises  and the Buyer all mail,  including checks,  which the  Parent or the  Seller may  receive  and which  relate to the operation  of the  Acquired  Business,  including  Division  Assets and  Assumed

Liabilities  and (b) the Buyer  will  promptly  forward  to the Seller all mail,

including  checks,  which the Buyer may receive and which relate to the Excluded

Assets or Excluded Liabilities.



            21. Sales,  Use and Similar Taxes.  All sales,  use and transfer and similar  taxes  arising in respect of the  transactions  provided for under this

Agreement shall be paid by the Seller.



            22. Bulk Sales Laws.  The parties hereto waive  compliance  with the

"bulk sales" provisions of the Uniform Commercial Code as it is in effect in any jurisdiction  in connection  with the sale of the Division  Assets and Dillard's

Inventories. The Parent and the Seller, jointly and severally, warrant and agree to pay and discharge,  when due, all claims of creditors which could be asserted against  any party by  reason of such  non-compliance  (other  than the  Assumed

Liabilities).



            23.  Press  Releases,   Etc.  No  press  release  relating  to  this

Agreement, or the transactions contemplated hereby, or other announcement to the employees,  customers or suppliers of the Division, or to any other third person or entity, will be issued or
made without the written approval of the Seller and the Buyer, except any public disclosure  which the  Seller or the  Buyer,  as the case may be, in good  faith believes is required by law (in which case the parties  will use all  reasonable efforts to consult prior to making such disclosure).



            24.   Miscellaneous Provisions.



            (a) Survival.  All  representations and warranties made herein or in any  certificate  or other  instrument  delivered  by or on behalf of any of the parties pursuant hereto shall survive the Closing Date, and shall continue until

March  30,  1999,  provided  that such  time  limitation  shall not apply to the matters  referred to in Section 7(i) (such  representations  and  warranties  to survive  until the  expiration of the statute of  limitations  applicable to the

Taxes in  question,  taking  into  account  any  extensions  of such  statute of limitations).  All covenants and agreements  contained in this Agreement (to the extent not required to be performed prior to Closing) shall survive the Closing.



            (b) Notices. All notices, requests, demands and other communications required or permitted  hereunder shall be in writing and shall be deemed to have been duly given if delivered by personal delivery,  reputable  overnight courier service or certified  mail (postage  pre-paid,  return  receipt  requested),  as follows:

If to the Parent or Seller:      If to Enterprises or the Buyer:
---------------------------      -------------------------------

Zale Corporation                 Finlay Enterprises, Inc.
901 W. Walnut Hill Lane          521 Fifth Avenue
Irving, Texas 75038-1003         New York, New York 10175
Attn:  Chairman                  Attn:  President

                                            -and-

                                 Finlay Fine Jewelry Corporation
                                 521 Fifth Avenue
                                 New York, New York 10175
                                 Attn:  Chairman

With a copy to:                  With a copy to:

Alan P. Shor, Esq.               Zimet, Haines Friedman & Kaplan
Executive Vice President         460 Park Avenue; 9th Floor
   and Chief Administrative      New York, New York 10022
   Officer                       Attn:  James Martin Kaplan, Esq.

Zale Corporation
901 W. Walnut Hill Lane
Irving, Texas  75038-1003

Any party may change the address to which notices,  requests,  demands and other communications  to such party shall be delivered  personally or mailed by giving notice  thereof  to the other  parties  hereto in the  manner  herein  provided.

Notices shall be deemed given at the time they are delivered  personally;  if by overnight courier,  the next business day following the delivery thereof to such courier (or such later date as is demonstrated by a bona fide receipt therefor);

or if given by certified  mail (postage  pre-paid,  return  receipt  requested),

three days after deposit in the mail.



            (c)  Entire   Agreement.   This   Agreement  and  the   instruments,

agreements,   exhibits,   schedules  and  other  documents  contemplated  hereby

supersede all prior discussions and agreements  between the parties with respect to the matters contained herein,
and  this  Agreement  and  the  instruments,   agreements  and  other  documents

contemplated hereby contain the entire agreement between the parties hereto with respect to the transactions  contemplated hereby;  provided,  however,  that the terms of the confidentiality agreement dated February 13, 1997 between the Buyer and the  Seller  shall  apply to the  subject  matter  thereof in the event this

Agreement is terminated.



            (d) Waiver. Any term or condition of this Agreement may be waived at any time by the party thereto which is entitled to the benefit thereof, but such waiver shall only be effective if evidenced by a writing signed by such party. A waiver on one occasion  shall not be deemed to be a waiver of the same or of any other breach on a future occasion.



            (e)  Amendments.  This  Agreement  may be amended  only by a writing signed by all of the parties hereto.



            (f)  Execution  in  Counterparts.  This  Agreement  may be  executed simultaneously  in two or more  counterparts,  each of which  shall be deemed an original and all of which together shall constitute one and the same instrument.



            (g)   Successors and Assigns.  This Agreement shall be

binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This

Agreement may not be assigned by any party, without the prior written consent of the other  parties  hereto.  This  Agreement is not made for the benefit of, and there shall be no, third party beneficiaries hereof.



            (h)  Governing  Law.  This  Agreement  shall  be  governed  by,  and construed in accordance  with,  the laws of the State of Delaware  applicable to contracts  made and performed  entirely  within such State.  Each of the parties hereto hereby agrees that any suit,  action or proceeding for the enforcement of the award of an arbitrator  pursuant to this Agreement  shall be brought only in the state courts of or federal  courts  sitting in the State of  Delaware.  Each party hereto irrevocably consents to the jurisdiction of the state courts of and the federal courts sitting in the State of Delaware and to service of process in any such suit,  action or proceeding being made upon such party by registered or certified mail at the address  specified for notices  herein.  Each party hereto hereby  waives any  objection it may now or  hereafter  have to the venue of any such  suit,  action  or  proceeding  or any such  court or that  such  action or proceeding is brought in an inconvenient forum.



            (i) Headings.  The headings in this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement.

            (j)  Severability.   Whenever  possible,   each  provision  of  this

Agreement  shall be  interpreted  in such a manner as to be effective  and valid under  applicable  law, but if any provision of this  Agreement  shall be deemed prohibited  or invalid  under  such  applicable  law,  such  provision  shall be ineffective  only to the  extent of such  prohibition  or  invalidity,  and such prohibition  or invalidity  shall not invalidate the remainder of such provision or the other provisions of this Agreement.



            (k) Expenses.  Except as otherwise  expressly set forth herein, each party hereto shall bear its own fees and expenses (including without limitation,

legal, accounting,  investment banking and broker's fees), regardless of whether or not this Agreement is terminated.



            25.  Special   Re-apportionments.   Notwithstanding   anything  else

contained herein to the contrary:



            (a)   In the event Seller pays any amounts ("Capital

                  Payments") for capital expenditures or any other

                  costs for the acquisition, renovation or repair of

                  fixed or capital assets of the Acquired Business

                  between the date hereof and the Closing, then the

                  $639,518 maximum amount contained in Section

                  6(a)(ii) hereof shall be reduced by an amount equal

                  to such Capital Payments and the $4,348,347 maximum
                  amount  contained  in  Section   3(a)(i)(B)  hereof  shall  be

                  increased by an amount  equal to such Capital  Payments (up to

                  $639,518 in the aggregate).



            (b)   In the event Buyer delivers a written request to

                  Seller that the delivery of all or any portion of

                  the on-order finished goods merchandise relating to

                  the Acquired Business which is scheduled to be

                  delivered to Seller during the month of September

                  1997 be deferred from September 1997 until October

                  1997, then (i) the Buyer shall have the right to

                  address such matter with the Seller's vendors

                  directly, and the Seller shall use all reasonable

                  efforts to effect such request, and (ii) the

                  Maximum Inventory Amount shall be reduced by an

                  amount (the "Deferred Invoiced Cost") equal to the

                  Invoiced Cost of all such merchandise for which the

                  parties are able to defer delivery and the Maximum

                  Amount contained in Section 2(a)(iv) hereof shall

                  be increased by such Deferred Invoiced Cost.

            IN WITNESS  WHEREOF,  the parties  have caused this  Agreement to be duly executed on the day and year first above written.



ZALE CORPORATION


By: /s/ Alan P. Shor
    -------------------------------------
    Name: Alan P. Shor
    Title: Executive Vice President & CAO



ZALE DELAWARE, INC.


By: /s/ Alan P. Shor
    -------------------------------------
    Name: Alan P. Shor
    Title: Executive Vice President & CAO



FINLAY ENTERPRISES, INC.


By: /s/ Arthur E. Reiner
    ------------------------------
    Name: Arthur E. Reiner
    Title: President and Chief
             Executive Officer


FINLAY FINE JEWELRY CORPORATION


By: /s/ Arthur E. Reiner
    ------------------------------
    Name: Arthur E. Reiner
    Title: Chairman and Chief
             Executive Officer